Exhibit 99.1

This document contains the Hatch Associates Consultants, Inc. Report, as issued on July 28, 2026.

The report is the property of Ramaco Resources, Inc.

© Ramaco 2026 All rights reserved, including all rights relating to the use of this document or its contents.

Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - July 28, 2026

Ramaco Resources
Brook Mine Critical Minerals Project

Initial Assessment Report

					/s/ F. Delgado
2026-07-28	0	Issued for Use	Various	Various	F. Delgado	M. Woloschuk
Date	Rev.	Status	Prepared By	Checked By	Approved By	Approved By
						Client

H376597-0000-100-146-0002, Rev. 0
© Hatch 2026 All rights reserved, including all rights relating to the use of this document or its contents.

Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - July 28, 2026

Section 1 – Introduction

Section 2 – Process Definition

Section 3 – Capital Cost Estimate

Section 4 – Operating Cost Estimate

Section 5 – Preliminary Execution Strategy and Schedule

Section 6 – Project Risk and Opportunities

H376597-0000-100-146-0002, Rev. 0
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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 1 - Introduction - July 28, 2026

Ramaco Resources
Brook Mine Critical Minerals Project

Initial Assessment Report - Section 1 - Introduction

2026-07-28	0	Issued for Use	G. Law	J. Gorst	F. Delgado
Date	Rev.	Status	Prepared By	Checked By	Approved By	Approved By
						Client

H376597-0000-100-146-0002_SE01, Rev. 0
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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 1 - Introduction - July 28, 2026

1.	Introduction			1-1

	1.1	Project Context		1-1
	1.2	Background and Study Objectives		1-2
		1.2.1	Typical Project Development Phases	1-2
		1.2.2	Concept Study	1-2
		1.2.3	Initial Assessment	1-2
		1.2.4	Initial Assessment Study (Revised)	1-3
		1.2.5	Area / Plant Scope and Battery Limits	1-4
		1.2.6	Exclusions	1-4
		1.2.7	Work Breakdown Structure	1-4

List of Figures

Figure 1-1. Typical FEL Process for Project Execution.	1-2

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 1 - Introduction - July 28, 2026

1.	Introduction

1.1	Project Context

Ramaco Resources Inc. is looking to expand their Brook Mine operations to extract and recover critical minerals such as gallium, germanium, scandium, and Rare Earth Elements (REEs) incidental to the coal operation. In addition to recovering the critical minerals, the facility plans to generate high purity alumina (HPA) and high purity silica (HPS) as byproducts.

The facility features a carbo-chlorination process, commercially applied within the titanium industry, for the extraction and recovery of the critical minerals. The base-case configuration is intended to process approximately 1.3 million dry metric tonnes of ROM material per year. A higher-capacity scenario has also been assessed for an Order of Magnitude CAPEX and OPEX only, doubling throughput to 2.6 million tonnes per annum of critical mineral feed while excluding mineralized coal from the feed stream.

This is a greenfield project based in Ramaco Resources’ Brook Mine in northeastern Wyoming, in proximity to the mining site to facilitate transportation logistics. The ROM is primarily made up of soft claystones and carbonaceous shales incidental to and adjacent or proximate to coal seams, allowing for conventional surface mining with potential economic and environmental benefits compared to traditional hard rock REE extraction. This also enables the feedstock to be used as an energy source for the carbo-chlorination reactors.

The status of the process work is summarized as follows:

●	A test work plan was developed to confirm a preliminary flowsheet developed in 2025. This flowsheet mainly comprised of a caustic leach followed by a two-staged acid leach for the recovery of critical minerals and REEs. Subsequent testing of this process observed high reagent and water consumption and rheological challenges. Alternative hydrometallurgical approaches were also found to yield minimal critical mineral recovery.

●	Ramaco engaged a third-party laboratory to perform a carbo-chlorination feasibility trial study. Based on the results, Ramaco started construction of their personal bench-scale laboratory to further research carbo-chlorination.

●	A concept level study based on the carbo-chlorination technology was conducted by Hatch. This included a conceptual flowsheet, a mass balance, and an AACE Class 5 cost estimate.

●	The process definition is to incorporate carbo-chlorination test work results once they become available during the next phase of the project, improving the cost estimates to Class 4.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 1 - Introduction - July 28, 2026

1.2	Background and Study Objectives

1.2.1	Typical Project Development Phases

A phased project development approach is advocated for complex metallurgical projects such as this critical mineral recovery project. The Front-End Loading (FEL) approach, as shown in Figure 1-1, is typically applied for processing facilities and is recommended for developing this project.

Figure 1-1: Typical FEL Process for Project Execution.

Parallel activities would include test work, environmental and permitting approvals, and other owner’s activities.

1.2.2	Concept Study

In July 2025, Ramaco Resources, in collaboration with Fluor Corporation, issued a conceptual study report for the recovery the critical minerals from the Brook Mine deposit. The facility capacity was based on 1,000 mt per annum of Critical Mineral Oxide (CMO) equivalent. This included a conceptual flowsheet, mass balance, a Class 5 capital cost estimate (CAPEX) and an operating cost estimate (OPEX). Based on the economics, Ramaco looked to further the project development to a Class 4 estimate.

1.2.3	Initial Assessment

Hatch was contracted by Ramaco Resources to conduct a Pre-Feasibility Study (PFS) and produce a Class 4 estimate based on the Fluor conceptual study. The Fluor study had defined a flowsheet that made use of caustic leaching to extract critical minerals followed by two stages of acid leach to purify and extract REEs. The Pre-Feasibility Study (PFS)process development commenced in September 2025, used the same flowsheet, and had an increased facility capacity of 3,000 mt per annum of CMO equivalent.

As part of the Pre-Feasibility Study (PFS), Hatch and Ramaco engaged SGS and ElementUSA to complete test work to validate the Fluor conceptual study flowsheet. Due to difficulties replicating conceptual study results, testing deviated to finding alternative technologies for recovering the critical minerals. As of March 2026, collaboration with both laboratories were suspended as Ramaco looked to pursue pyrometallurgical options and neither were equipped to perform the studies.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 1 - Introduction - July 28, 2026

As the flowsheet was modified to incorporate carbo-chlorination, the Hatch PFS was paused in December 2025 and a revised Initial Assessment study was started in its place due to insufficient flowsheet definition. The next phase of the project is scheduled to recommence following the conclusion of the Hatch Initial Assessment Study and will incorporate Ramaco test work results. Test work conducted by Ramaco is set to start in September 2026, once construction of the bench-scale laboratory is complete.

1.2.4	Initial Assessment Study (Revised)

In March 2026, Hatch started revising the process definition for the Brook Mine Rare Earth Project based on client input. Ramaco engaged Kingston Process Metallurgy Inc. (KPM) to provide preliminary information in regards to carbo-chlorination technology for the recovery of critical minerals.

The new flowsheet is a novel process of existing technology with pyrometallurgical and hydrometallurgical operations to recover critical minerals as gallium metal, GeO2, Sc2O3 and Mixed Rare Earth Carbonates (MREC). Carbo-chlorination is typically utilized to selectively chlorinate and extract critical minerals from a quartz-clay feedstock. Preliminary data from KPM has been incorporated into the design.

The main objective of the Initial Assessment Study is to provide a preliminary process definition to assess the financial viability of the Brook Mine REE Project. Tasks completed by Hatch to meet this objective include:

●	Generating process deliverables including the Block Flow Diagram (BFD), Process Design Basis (PDB), Process Design Criteria (PDC), and Mass & Energy Balance (MEB). If applicable, test data has been incorporated.

●	Developing a high level facility layout and overall footprint requirements.

●	Creating a preliminary Mechanical Equipment List (MEL) and preparing technical specifications for major equipment supply packages to issue to vendors for budgetary proposals to support the CAPEX.

●	Developing a capital cost estimate as per AACE Class 5 guidelines with an intended accuracy of +30%/-50%.

●	Developing an operating cost estimate.

●	Preparing a preliminary execution strategy and schedule.

●	Developing a study final report.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 1 - Introduction - July 28, 2026

1.2.5	Area / Plant Scope and Battery Limits

The scope and battery limits for some process areas (as listed below) are defined in the following subsections to aid in communicating roles and responsibilities.

Refer to the PDB (H376597-0000-210-226-0002) for additional information.

1.2.5.1	Beneficiation

●	All Beneficiation equipment.

●	Utilities are assumed to be shared and distributed from the Process Plant. A local substation or e-house may be available, and needs to be further evaluated in the next phases of the project development.

●	ROM and coal delivered via trucks by Ramaco. Battery limit at the truck discharge station.

●	Instrumentation and controls required to operate the system.

●	All foundations and structures required for the Beneficiation area.

1.2.5.2	Process Plant

●	All equipment required for the Process Plant.

●	Utility distribution within the plant boundaries. Power battery limit at the high voltage power supplied to the incoming terminals of the plant substation. Includes the main substation and downstream electrical distribution. Water battery limit at the tie-in from the local well.

●	Instrumentation and controls required to operate the system.

●	All foundations and structures required for the Process Plant.

1.2.6	Exclusions

The following are excluded from the Hatch project scope of work:

●	Off-site infrastructure such as power supply, access roads, natural gas supply, and raw water supply.

●	Waste and tailings management.

Those are covered by Ramaco under the Owner’s Cost.

1.2.7	Work Breakdown Structure

Refer to the Work Breakdown Structure (WBS, H376597-0000-100-026-0001) for a comprehensive list of each area identified in the project.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

Ramaco Resources
Brook Mine Critical Minerals Project

Initial Assessment Report - Section 2 - Process Definition

2026-07-28	0	Issued for Use	T. Hodkinson	J. Gorst	F. Delgado
Date	Rev.	Status	Prepared By	Checked By	Approved By	Approved By
						Client

H376597-0000-100-146-0001_SE02, Rev. 0
© Hatch 2026 All rights reserved, including all rights relating to the use of this document or its contents.

Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

2.	Process Definition			2-1
	2.1	Process Design Basis		2-1
	2.2	Process Overview		2-2
	2.3	Process Description		2-4
		2.3.1	2300 Fuel, Steam, Air and Cooling Water Systems	2-4
		2.3.2	2400 Water and Sewage Systems	2-5
		2.3.3	3100 Physical Separation	2-6
		2.3.4	3200 Pre-Treatment	2-7
		2.3.5	4100 Carbo-Chlorination	2-9
		2.3.6	4200 Critical Mineral Recovery	2-11
		2.3.7	4300 Rare Earth Recovery	2-13
		2.3.8	4500 Residue Management	2-16
		2.3.9	4600 Chlorine Recovery	2-17
		2.3.10	5100 Liquid Reagents	2-18
		2.3.11	5200 Solid Reagents	2-18
		2.3.12	5300 Gas Reagents	2-18
	2.4	Process Model		2-19
	2.5	Mass & Energy Balance		2-20
		2.5.1	Key Elemental Recoveries	2-20
		2.5.2	Utility Recovery	2-22

List of Figures

Figure 2-1:	Process Overview Excluding the Reagents and Utilities.	2-3
Figure 2-2:	Two-Stage Crude Fractional Distillation System.	2-10

List of Tables

Table 2-1:	Key Operational Parameters for the Brook Mine Critical Mineral Project.	2-1
Table 2-2:	Causes for Product Loss in Model.	2-20
Table 2-3:	Key Elemental Recovery Overview.	2-21
Table 2-4:	Overall Water Balance for the Brook Mine Process Plant.	2-22
Table 2-5:	Overview of Process Water Usage and Recovery.	2-23
Table 2-6:	Overview of DI Water Users.	2-24
Table 2-7:	Overview of Cooling Water Users.	2-25
Table 2-8:	Overview of Steam Usage and Condensate Return.	2-26

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

2.	Process Definition

2.1	Process Design Basis

This section provides an overview of key parameters in the Brook Mine Critical Minerals Project Process Design Basis (PDB). The key criteria, including the plant utilization, throughput, feed material composition, and production rates are summarized in Table 2-1 below. Where ROM is the Run of Mine, TREE is the Total Rare Earth Elements, CMO is the Critical Mineral Oxides (Total Rare Earth Oxides (TREO), Sc2O3, Ga2O3 , and GeO2), HPA is High Purity Alumina, and HPS is High Purity Silica.

Table 2-1: Key Operational Parameters for the Brook Mine Critical Mineral Project.

Parameter	Units	Values
Plant Availability	%	92
Annual Operating Hours	h / y	8,059
ROM Annual Throughput Flowrate[1]	dry million mt / y	1.3
ROM Critical Mineral Concentration	ppm	404.46
TREE Concentration	ppm	344
Sc Concentration	ppm	20.9
Ga Concentration	ppm	37.2
Ge Concentration	ppm	2.4
Coal Critical Mineral Concentration	ppm	334.01
TREE Concentration	ppm	307.01
Sc Concentration	ppm	18
Ga Concentration	ppm	8
Ge Concentration	ppm	1
Target CMO Equivalent Production[2]	dry mt / y	574
Original Target HPA Production	mt / y	1,800
Updated Target HPA Production – July 2026[3]	mt / y	11,848
Target HPS Production	mt / y	18,617

[1]	This flowrate does not account for coal throughput, which is varied based on carbo-chlorination demand.

[2]	This production rate is based on the equivalent oxide production of Ga metal, GeO2, Sc2O3, and mixed rare earth carbonate (MREC).

[3]	An updated HPA production rate was provided by Ramaco (email: “RE: HPA Production”, received July 8th, 2026). While the original production rate is used for the process definition and site plan, the updated HPA production rate is the basis for the CAPEX and OPEX.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

General parameters were either based on the previously completed report by Fluor, provided by Ramaco through email or RFI correspondences. Feed critical mineral concentrations for the ROM and coal were based on third-party test work and confirmed by Ramaco (refer to RFI 0006, H376597-0000-210-465-0006).

The target CMO production rate is based on CMO-equivalent flowrates and an assumed 90% overall recovery of CMOs. This value excludes any critical minerals introduced by the coal. The actual CMO recoveries can be found in the Section 2.5.

For more information refer to the PDB (H376597-0000-210-226-0002).

2.2	Process Overview

This section provides a process plant overview based on Work Breakdown Structure (WBS – H376597-0000-100-026-0001). Area 4400, Tailings Filtration and Storage, was excluded from Hatch’s scope of work.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

Figure 2-1: Process Overview Excluding the Reagents and Utilities.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

Process operations within each WBS block is summarized as follows:

●	Physical Separation: feed preparation by reducing particle size distribution, with some quartz removal from the ROM.

●	Pre-Treatment: ROM drying and calcination, coal coking, and applicable off-gas treatment.

●	Carbo-Chlorination: chlorination of the ROM and coke leading to the volatilization of select species. The gas stream is passed through a series of de-sublimators and fractional distillation to systematically remove select species.

●	Critical Mineral Recovery: individually recovered Ga, Ge, Al, and Si streams are refined to produce Ga metal, GeO2, HPA, and HPS.

●	Chlorine Recovery: any chloride-rich waste or purge streams are combined to produce Cl2 gas which is recycled to the Carbo-Chlorination area.

●	Rare Earth Recovery: non-volatilized chloride solids from Carbo-Chlorination are leached in water and treated to produce Sc2O3 and MREC.

●	Residue Management: any hydrometallurgical waste streams (including crud) from the process are combined, neutralized, crystallized, and dried prior to disposal.

For more information, refer to Section 2.3.

2.3	Process Description

This section provides an overview of the process areas within the plant. The process descriptions are presented in accordance with Figure 2-1 and the WBS (H376597-0000-100-026-0001).

For additional information, refer to the PDB (H376597-0000-210-226-0002), Process Design Criteria (PDC, H376597-0000-210-210-0001), Block Flow Diagram (BFD, H376597-0000-210-252-0005), and Stream Table (H376597-0000-210-216-0002).

2.3.1	2300 Fuel, Steam, Air and Cooling Water Systems

2.3.1.1	2310 Plant Air System

This system excludes any air requirement for the Air Separation Plant. Refer to Section 2.3.12 for additional information.

Plant air is sourced from compressed air on-site. Compressed air is generated using air compressors. The compressed air is temporarily stored in the air receivers before distribution. The pressure is then dropped to the desired value depending on the user requirement. Plant air is distributed throughout the site for dust collection, pneumatic conveying, plate filter requirements, polishing filter requirements, and reagent offloading.

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2.3.1.2	2320 Instrument Air System

Plant air is used to supply instrument control. A portion of low pressure air is dried using air dryers. The instrument air is distributed to various users within the plant.

2.3.1.3	2330 Steam Generation and Distribution

This area distributes live steam to end users. Saturated steam is generated in a natural gas fired boiler package supplemented by a glycol heat recovery system from the Residue Oxidation area. The steam is distributed at 152°C and 5 bar(a) to supply the Mechanical Vapour Recompression (MVR) systems, distillation columns and ROM dryers. Returned steam condensate and DI water (as make-up source) are used to produce fresh steam.

2.3.1.4	2340 Cooling Water Systems

This area produces and distributes cooling water to remove excess heat from heat exchangers, de-sublimators, and distillation columns. An evaporative cooling tower is used to produce 25°C water that is distributed throughout the plant and returned at 50°C. Process water is used as make-up source to the cooling tower, supplementing tower losses from evaporation, drift or blowdown.

2.3.2	2400 Water and Sewage Systems

2.3.2.1	2410 Deionized Water Production and Distribution System

This area produces and distributes deionized (DI) water for impurity-sensitive areas. It is used as diluent, cake wash water, and hydrolysis water source for the production of GeO2, MREC, and Sc2O3. DI water is supplemented by treated process water and is distributed throughout the plant at 25°C. Details regarding the DI water production package are to be defined by vendors.

2.3.2.2	2420 Process Water and Condensate Distribution System

This area produces and distributes process water throughout the plant. Process water is distributed at 50°C to supply de-sublimators, filters, centrifuges, leach tanks, gas scrubbers, and mineral process water system. Process water from the de-sublimators and recovered from MVR systems are cooled to 50°C and re-distributed as process water. Process water is supplemented by treated raw well water. Details regarding the raw water treatment package are to be defined by vendors.

2.3.2.3	2430 Potable Water Production and Distribution System

Potable water is supplemented by the process water. It is currently assumed that treated raw water (i.e., fresh process water) is sufficient to meet potable water requirements. Potable water is distributed at ambient temperature for ablutions, drinking fountains, eyewash and safety showers.

2.3.2.4	2440 Fire Water System

Treated process water is used as source of fire water. An off-take from the treated raw water stream is used as make-up water for the fire water system.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

2.3.3	3100 Physical Separation

2.3.3.1	3110 ROM Feeding

ROM and REE-enriched coal are transported via trucks from the mines to their respective comminution circuits. Both feed streams contain levels of critical minerals (Ge, Ga, Sc), REEs, kaolinite (Al2O3∙2SiO2∙2H2O), and impurities. See the PDB (H376597-0000-210-226-0002) for additional information.

2.3.3.2	3120 Comminution

The ROM feed is sent through a series of two crushers, first decreasing the P80 to 40 mm via a tooth rolled crusher and then to 10 mm via a roller crusher. The crushed ROM is sent to a 2-day storage stockpile and conveyed to downstream operation using a subterranean apron feeder.

The coal feed is sent through a primary roller crusher to decrease the P80 to the target size (TBD, pending carbo-chlorination test work). As the target coal size is currently unknown, a single roller crusher is assumed to be sufficient. The crushed coal is sent to a 2-day storage stockpile and conveyed to the Coking area using a subterranean apron feeder.

2.3.3.3	3130 Wet Scrubbing

Wet Scrubbing is used to further decrease particle size and separate the quartz-clay agglomerates, promoting quartz removal downstream.

The stockpiled ROM is passed through attrition cells to eliminate agglomeration that may have formed during stockpiling. Mineral process water is added to slurry the ROM to 65 wt.% solids. The slurry is pumped to a log washer to increase residence time for agglomeration breakdown. Additional mineral process water is added to achieve a 10 wt.% solids slurry. The slurry is then pumped to the Flotation area.

2.3.3.4	3140 Flotation (Quartz Removal)

The slurry from Wet Scrubbing is pumped to a de-sliming cyclone to separate fine particles from coarser ones. Fine particles are sent directly to the Thickening & Dewatering area while coarser particles are sent to a flotation conditioning tank. Mineral process water is added to the slurry to dilute it to 15 wt.% solids. The slurry is pumped to the flotation bank where the flotation collector and frother are added to promote collection of clay and mica, rejecting quartz in the process.

Flotation bank overflow is sent to the Thickening & Dewatering area while the underflow is sent to a centrifuge to dewater the quartz solids for disposal. The centrate is sent to the Thickening & Dewatering area to recapture any fine particles entrained.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

2.3.3.5	3150 Thickening & Dewatering

The Thickening & Dewatering area recovers as much mineral process water as possible. This step is essential to minimizing fresh process water demand to the Wet Scrubbing area and to decreasing energy consumption in the Pre-Treatment area (i.e., ROM drying and roasting).

The flotation overflow slurry, along with the flotation centrifuge centrate and de-sliming overflow, is sent to a thickener. The thickener underflow is pumped to a centrifuge to decrease the solid moisture content to 35 wt.% and the cake is conveyed to the ROM Drying area. The thickener overflow and centrifuge centrate are sent to the Mineral Process Water System to recycle the water.

2.3.3.6	3160 Mineral Process Water System

Water from the Thickening & Dewatering system is recovered in the Mineral Process Water System. A 2.5 wt.% purge line is included on the recovered water line to prevent build-up of impurities. Fresh process water is used as make-up source for the mineral process water in this area. Mineral process water is solely used within the Physical Separation area (WBS 3100).

2.3.4	3200 Pre-Treatment

2.3.4.1	3210 Drying (Kaolinite)

Conveyed solids from the Thickening & Dewatering area are sent to a kaolinite dryer to decrease cake moisture content from 35 wt.% to 8 wt.%. The dryer is indirectly heated by steam. The dried cake is sent to the ROM Calcining area. The evaporated water is condensed and recovered as process water.

2.3.4.2	3220 Calcining (Kaolinite)

Dried ROM from the Drying area is passed through a roaster to convert 95% of the kaolinite into meta-kaolinite, generating water in the process. Any water present is evaporated.

1

This conversion improves aluminum and silicon chlorination in the Carbo-Chlorination area and prevents potential operational difficulties from having water present in the system. Pyrite is expected to be oxidized in this roaster, producing SOx by-products (represented as SO2 and to be confirmed by test work) that require neutralization in the Roaster Off-Gas System area.

2

2.3.4.3	3230 Roaster Off-Gas System

The ROM roaster off-gas is sent to the Roaster Off-Gas System. This system is composed of two parts: solids recapture, and off-gas treatment. Solids entrained in the off-gas from the roaster are mainly recovered by a cyclone. The remaining off-gas is then sent through a spray cooler followed by a trim cooler to reduce the stream temperature to 220°C, as per baghouse temperature limitations. Once cooled to 220°C, the stream is passed through dust baghouses to recover all residual solids. All recovered solids are sent to the Carbo-Chlorination area.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

The off-gas discharge from the baghouse is sent to a neutralization packed bed scrubber. Dilute sodium hydroxide (2 wt.%) is passed through the scrubber to solubilize and neutralize the SOx species present in the off-gas.

3

The neutralized solution is then pumped to the ZLD Neutralization, Evaporation & Drying area. The scrubber vent is sent to a stack for ventilation to the atmosphere.

2.3.4.4	3240 Coking (Coal)

Coal from a stockpile is conveyed to a nitrogen-blanketed furnace for coking. As the Carbo-Chlorination area is highly sensitive to the presence of water, coal is transformed into coke within the furnace unit. The coal is mined locally within Brook Mine and contains critical minerals and kaolinite. Within the furnace unit, kaolinite is converted into meta-kaolinite (refer to Reaction 1) and all water present is evaporated. Similarly to the Calcining area, pyrite is expected to partially degrade, generating some amounts of sulphur gas due to the oxygen-free environment that will require neutralization.

4

The furnace off-gas is sent to the Coking Off-Gas System area to recover the coke and neutralize undesired species.

2.3.4.5	3250 Coking Off-Gas System

The Coking Off-Gas System is identical to the Roaster Off-Gas System, where the solids are first recaptured and then the off-gas treated via neutralization scrubber. The air addition in the trim cooler oxidizes the sulphur generated from Reaction 4, producing other SOx species that are neutralized in the scrubbing unit as per Reaction 3.

5

Recovered solids are sent to the Carbo-Chlorination area. Refer to Section 2.3.4.3 for additional information.

Residual organic species found in the off-gas and generated during the coking process are to be used as syngas by the client. This is outside the scope of this study.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

2.3.5	4100 Carbo-Chlorination

2.3.5.1	4110 Carbo-Chlorination

Roasted ROM is conveyed from the Calcining area to the carbo-chlorination fluidized bed reactors, which operate at 1,050°C. Chlorine gas, from the Chlorine Recover area, is injected into the reactors as chlorine source and fluidizing agent. Coke from the Coking area is added to facilitate reduction of oxide species and react with free oxygen to form carbon monoxide, driving the chlorination reactions (outlined below) forward. Impurities are listed in Reactions 6 to 15, where “M” indicates an impurity element.

6
7
8
9
10
11
12
13
14
15

Carbo-chlorination off-gas is sent to cyclones to recapture fine solids and recombine with the solid discharge. The carbo-chlorination solids are cooled via a paddle cooler to 100°C and then conveyed to the Water Leach area. The remaining off-gas stream is sent to the De-Sublimation 1 area for the recovery of desired species.

2.3.5.2	4120 De-Sublimation 1 (Alkali Salt Removal)

The Alkali Salt Removal de-sublimator cools the carbo-chlorination off-gas to 400°C, selectively de-sublimating REEs and other species that may have unintentionally been vaporized or sublimated. The off-gas from the de-sublimator is sent to a cyclone to recapture fine solids. The solids are sent to the Water Leaching area while the gas stream is sent to a secondary de-sublimation unit, De-Sublimation 2.

2.3.5.3	4130 De-Sublimation 2 (Ferric Removal)

The Ferric Removal de-sublimator cools the gas stream from the first de-sublimator to 280°C to de-sublimate FeCl3. The off-gas is sent to a cyclone followed by a ceramic filter to recapture all the de-sublimated solids. It is then sent to De-Sublimation 3. The solids are sent to the Residue Oxidation area to recover the chlorine as Cl2 gas.

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2.3.5.4	4140 De-Sublimation 3 (Al / Ga Recovery)

The Al / Ga Recovery de-sublimation system is made up of a pre-cooler and a de-sublimating venturi scrubber. The pre-cooler lowers the gas temperature to 150°C via indirect cooling with cooling water. The cooled gas is then sent to a venturi scrubber where a Ga-rich n-dodecane solution is used to further cool the gas to 140°C. This temperature drop de-sublimates AlCl3 and condenses GaCl3. The GaCl3 is then subsequently displaced into n-dodecane due to its high organic solubility.

A centrifuge is used to separate the Ga-rich n-dodecane from the AlCl3 solids. The solids are sent to the Alumina Separation & Recovery area while the Ga-rich n-dodecane is primarily recycled to the venturi scrubber to further concentrate the solution. A small bleed of the concentrated solution is sent to the Gallium Separation & Recovery area for gallium metal production.

2.3.5.5	4150 Off-Gas Separation

The off-gas from the De-Sublimation 3 area is sent to a pre-condenser unit. This unit lowers the temperature to 50°C, the chloride species are condensed and the incondensable species are sent to off-gas treatment. This step decreases the volumetric flow downstream. Following the pre-condenser, the liquor is sent to a two-stage crude fractional distillation system to recover Ge- and Si-rich solutions. Figure 2-2 below outlines the fractional distillation system and the destination of each discharge stream.

Figure 2-2: Two-Stage Crude Fractional Distillation System.

The residual off-gas stream from the pre-condenser is passed through a packed bed scrubber to neutralize any residual SOx and Cl2 that may be present. Dilute sodium hydroxide (2 wt.%) is passed through the scrubber and the neutralized discharge is sent to the ZLD Neutralization, Evaporation & Drying area. The remaining gas is sent through a thermal oxidizer to convert CO into CO2 and then through to a stack for ventilation to atmosphere.

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2.3.6	4200 Critical Mineral Recovery

2.3.6.1	4210 Gallium Separation & Recovery

The Ga-rich n-dodecane bleed from the De-Sublimation 3 area is sent to a Ga stripping mixer-settler. The organic solution is contacted with DI water to hydrolyze and re-solubilize Ga in the aqueous solution. The organic discharge is returned to the De-Sublimation 3 centrifuge to be used as fresh n-dodecane. The aqueous discharge is first passed through a pair of multimedia filters to recover any entrained organic and then sent to the Ga precipitation tank. The recovered organic is sent to the n-Dodecane Crud Treatment area to ensure proper phase separation prior to recycling the n-dodecane.

Aqueous Ga is precipitated as Ga(OH)3 via pH adjustment to pH 7 with a sodium hydroxide solution.

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The slurry is passed through a thickener and filter press to reduce the moisture content to 25 wt.%. The cake is then re-dissolved in DI water and sodium hydroxide for electrowinning. For the re-dissolution step, sodium hydroxide pellets are used to minimize reagent impurity entrainment. The dissolved solution is fed to electrowinning cells to produce Ga metal. The metal (in liquid form) drains from the electrode and pools at the bottom of the cell. This is then decanted off and packaged in plastic bottles. The residual electrowinning solution is partially recycled to the re-dissolution tank while the remainder is sent to the ZLD Neutralization, Evaporation & Drying area.

2.3.6.2	4220 Alumina Separation & Recovery

Solids from the De-Sublimation 3 centrifuge are sent through a n-dodecane displacement step. As n-dodecane and AlCl3 have similar boiling/sublimation points, it is difficult to properly separate them from one another. As such, a centrifuge is used to displace the n-dodecane with hexane, an organic with a much lower boiling point (~69°C). This allows for recovery of AlCl3 as the wet cake is sent through a drying unit to evaporate the hexane. Hexane can then be condensed and recycled. Displaced n-dodecane is recovered and recycled back to the De-Sublimation 3 area.

Dried aluminum solids are split into two streams based on target annual HPA production: one for HPA production and the other sent to Chlorine Recovery area for Cl2 gas generation. The HPA production line sends the solids to a pyrolysis reactor operating at 1,150°C where pure oxygen is injected to produce alumina.

17

Off-gas from the reactor is passed through a cyclone to recover any solids entrained and then sent to the Chlorine Recovery area to recover chlorine from any unreacted AlCl3.

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The Al2O3 solids are sent to a furnace, where they are held at 1,100°C for 3 hours to ensure conversion of all Al2O3 solids to the alpha form. The product is then cooled to 70°C for packaging into bulk bags.

2.3.6.3	4230 Germanium Separation & Recovery

The Ge-rich solution from the Off-Gas Separation crude fractional distillation system is sent to a HCl-azeotropic still operating at 108°C to remove impurities (i.e., Si, Ti, and P). DI water is added to the still to hydrolyze the impurities.

18
19
20
21

While Ge also hydrolyzes in the presence of water, the acid generated from the other reactions re-solubilize the Ge as it is soluble in hydrochloric acid solutions greater than 7.8 M. Within the still, water, hydrochloric acid and GeCl4 are expected to evaporate at 108°C. The vapour is condensed and sent to a decanter operating at 40°C to selectively extract the GeCl4 as it is a much denser liquor than water and hydrochloric acid.

The water and hydrochloric acid solution is partially recycled to the azeotropic still and the residual is sent to the ZLD Waste Neutralization, Evaporation & Drying area. The azeotropic still bottom discharge, primarily containing SiO2, TiO2 and H3PO3, is sent to the ZLD Waste Neutralization, Evaporation & Drying area.

DI water is added to the concentrated GeCl4 solution to hydrolyze the Ge, allowing it to precipitate and be recovered following a solid-liquid separation.

22

The product is dried at 110°C to a moisture content of 5%. It is then cooled to 50°C and packaged into drums.

2.3.6.4	4240 Silica Separation & Recovery

The Si-rich solution from the crude fractional distillation system (see Figure 2-2) is split into two streams based on annual target HPS production: one for HPS production and the other sent to Chlorine Recovery area for Cl2 gas generation. The silica production line sends the liquid SiCl4 to a flame pyrolysis reactor operating at 1,200°C where pure oxygen is injected to produce silica.

23

Off-gas from the reactor is passed through a cyclone and ceramic filter to recover any solids entrained and then sent to the Chlorine Recovery area to recover chlorine from any unreacted SiCl4. The solids are sent to a cooler prior to packaging and storage of the silica product in bulk bags.

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2.3.7	4300 Rare Earth Recovery

2.3.7.1	4310 Water Leaching

Unreacted solids and non-volatilized chloride species from the Carbo-Chlorination area are sent to the Water Leaching area where water is used to repulp and dissolve the chloride solids. This includes the dissolution of REEs and some impurities. The slurry is pumped to filter presses to separate the residual solids from the liquor. The solids are sent to the Waste ZLD Neutralization, Evaporation & Drying area for disposal. The liquor is sent to an evaporation unit to remove excess water from the solution. A MVR is included as part of the evaporation system to decrease steam consumption.

The concentrated solution is sent to the Al-Sc Hydroxide Recovery area for separation of Al and Sc from the liquor. The evaporator condensate is recycled in the plant as process water.

2.3.7.2	4320 Al-Sc Hydroxide Recovery

The concentrated liquor from Water Leaching evaporator is pumped to a ferric reduction tank, where elemental iron is added to reduce any ferric present to ferrous form.

24

Ferrous ions have greater solubility in less acidic (i.e., more neutral) pH conditions. This is necessary to prevent the co-precipitation of Fe with products in downstream units.

The solution is pumped through candle filters to remove any Fe that remained undissolved. The filtrate is sent to a pH adjustment tank for the precipitation of Al and Sc. Sodium hydroxide is added to achieve a target pH of 4 and selectively precipitate Al(OH)3 and Sc(OH)3.

25
26

The resulting slurry is then pumped through filter presses. The Sc-rich cake is sent to the Scandium Separation area while the filtrate is sent to the Rare Earth Separation area.

2.3.7.3	4330 Scandium Separation

The solids precipitated in Al-Sc Hydroxide Recovery are re-dissolved in hydrochloric acid at a pH of 0.2. The tank is maintained at 35°C to minimize organic volatilization in the solvent-extraction (SX) units downstream.

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The solution is sent through a candle filter to ensure that minimal solids are present prior to SX. Presence of solids in mixer-settlers increase the rate of crud formation.

After filtration, the solution is passed through a Sc SX circuit which includes extraction, washing and stripping stages. Exact number of mixer-settlers per section is still pending and to be determined based on test work. The organic extractant used for this circuit is PC-88A (aka P507, Ionquest 801). It is diluted in kerosene and TBP is used as a modifier to aid in the organic phase stability. For the extraction stages, the O:A ratio is 6:1 and the following extraction extents are expected based on literature, where R represents PC-88A.

99%	29
4%	30

The raffinate from the extraction stage is sent through a pair of multimedia filters to remove any entrained organics and is then pumped to the ZLD Neutralization, Evaporation & Drying area for disposal. Recovered organic from the multimedia filters is sent to Sc Extractant Crud Treatment area.

Following extraction, the loaded organic phase is sent to the washing stage to remove entrained impurities (i.e., Al), improving the overall Sc recovery. A 1 M hydrochloric acid solution is used to wash and scrub the organic solution. The O:A ratio for this stage is based on stoichiometric requirement.

31

Used washing solution is sent to the extraction mixer-settlers to recover any Sc that may have accidentally been scrubbed out of the organic phase.

The washed, loaded organic solution is sent to the stripping stage. A 2 M sodium hydroxide solution is used to strip scandium from the organic phase, ensuring a solution pH above 14 so that scandium remains soluble. Within the same stage, partial saponification of the organic phase is performed. Saponification of PC-88A is required to control the operating pH in the extraction stage and improve extraction extent. Only 30% saponification was specified to prevent the formation of a third phase in the mixer-settlers. The O:A ratio for this stage is based on stoichiometric requirement.

32
30%	33

The stripped organic solution is returned to the extraction stage and the loaded strip liquor (LSL) is passed through multimedia filters to remove any entrained organic prior to being pumped to the Scandium Oxide Production area. Recovered organic from the multimedia filters is sent to the Sc Extractant Crud Treatment.

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2.3.7.4	4340 Scandium Oxide Production

The Sc-rich solution from the Scandium Separation is sent to a precipitation tank, where hydrochloric acid is added to neutralize the pH to 8.5. This results in the precipitation of scandium as a hydroxide.

34

The slurry is then pumped through a thickener and filter press to recover the solids as a wet cake. The scandium cake is calcined at 800°C to produce scandium oxide solids, evaporating any water present in the process.

35

The calciner discharge is then cooled, packaged in drums and sent to storage. The residual filtrate is sent to the ZLD Waste Neutralization, Evaporation & Drying area for disposal.

2.3.7.5	4350 Rare Earth Separation

The filtrate from the Al-Sc Hydroxide Recovery area is sent to a precipitation tank where sodium hydroxide is added to neutralize the solution pH to 6.5. This is expected to precipitate the REEs as hydroxides.

36

The resulting slurry is pumped through a thickener followed by filter presses and the solids are sent to the MREC Production area while the filtrate is sent to ZLD Neutralization, Evaporation & Drying for disposal.

2.3.7.6	4360 MREC Production

The REE hydroxide solids from Rare Earth Separation are re-leached with hydrochloric acid and passed through a candle filter to separate the liquor from un-dissolved solids.

37

The liquor is then pumped to a series of carbonate precipitation tanks, where a sodium carbonate solution (15% Na2CO3) is added and the REEs are precipitated as hydrated carbonates.

38

Filter presses are used to isolate the solids, which are washed with DI water prior to being conveyed to a drying unit to decrease the moisture content to ≤5%. The dried solids are cooled, packaged and sent to storage.

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2.3.8	4500 Residue Management

2.3.8.1	4510 ZLD Neutralization Evaporation & Drying

Waste streams from various hydrometallurgical process areas are combined in a neutralization tank. Acidic or basic solids are repulped in the tank using either process water or water from liquid waste streams. Hydrochloric acid or sodium hydroxide solutions are added to neutralize the mixture to a pH of 7.

The slurry is then passed through filter presses to separate the solids from the liquor. While the solids are directly sent to the drying unit, the liquor is sent to an evaporative crystallization system to concentrate and precipitate impurities. The evaporative crystallization system operates at 103°C and contains an evaporator, crystallizer, centrifuge and MVR circuit. The centrifuge centrate is recirculated to the crystallizer feed to concentrate the solution and maximize precipitation of impurities. The centrifuge cake is sent to a drying unit.

Cakes from the neutralization solid-liquid separation and the centrifuge are conveyed and combined at the feed of a rotary dryer. The dryer operates at 110°C and dries the combined cake to 5% moisture. The dried cake is then conveyed to an on-site stockpile for storage.

2.3.8.2	4520 n-Dodecane Crud Treatment

The ventilation gas from the Gallium Separation & Recovery mixer-settler is passed through a condenser where the aqueous and organic vapors are condensed at low temperatures. The vent gas stream is then passed through a mist eliminator to remove residual organic or aqueous mist and then through an activated carbon column prior to being released to atmosphere. The condensed and coalesced liquids from the condenser and mist eliminator are drained by gravity to a condensate tank.

Any organic crud that accumulates in the Ga stripping mixer-settler is manually removed using a portable crud pump. This crud is sent to a crud tank to be combined with the backwash liquor stream from the organic recovery multimedia filters. The mixed crud solution is pumped to a three phase centrifuge where the phases (aqueous, organic, and solid) are separated. The organic phase is sent to the recovered organic tank and is pumped to the De-Sublimation 3 area. The recovered aqueous phase is sent to the gallium precipitation section to recover any residual gallium present. The solid crud is stored in crud drums for disposal.

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2.3.8.3	4530 Sc Extractant Crud Treatment

Ventilation gases from the Scandium Separation SX mixer-settlers are combined and passed through a condenser where the aqueous and organic vapors are condensed at low temperatures. The vent gas stream is then passed through a mist eliminator to remove residual organic or aqueous mist and then through an activated carbon column prior to being released to atmosphere. The condensed and coalesced liquids from the condenser and mist eliminator are drained by gravity to a condensate tank.

Any organic crud that accumulates in the SX mixer-settlers are manually removed using a portable crud pump. This crud is sent to a crud tank to be combined with the backwash liquor stream from the scandium organic recovery multimedia filters. The mixed crud solution is pumped to a three phase centrifuge where the phases (aqueous, organic, and solid) are separated. The organic phase is sent to the recovered organic tank and is pumped to the Scandium Separation organic feed tank. The recovered aqueous phase is sent to the Scandium Separation SX feed tank to recover any residual scandium present. The solid crud is stored in crud drums for disposal.

2.3.9	4600 Chlorine Recovery

2.3.9.1	4610 Residue Oxidation

Anhydrous chloride mixtures and off-gas streams from Areas 4100 and 4200 are sent through two stages of oxidation at different operating temperatures to recover Cl2. The first stage operates at 600°C and oxygen is added to promote the oxidation of iron.

39

Natural gas is used to maintain the operating temperature in the unit due to the heating demand for the vaporization of incoming chloride species. The gas discharge is sent to the second oxidation stage while the solids generated are separated and disposed.

The second oxidation stage operates at 1000°C and has excess pure oxygen added to allow for the oxidation of the remaining chloride species.

40
41
42
43
44

The above oxidation reactions generate significant excess energy. As such, heat integration via a glycol intermediate has been included, though it would need to be confirmed by vendors. It is proposed that the glycol would be used as cooling medium for the second oxidation stage. The heated glycol is then used as heating medium for steam generation – decreasing the cooling water demand for the oxidation stage and energy demand for fresh steam production.

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The gas discharge is sent to the Chlorine Quench & Off-Gas Treatment area and the solids generated are separated and disposed.

2.3.9.2	4620 Chlorine Quench & Off-Gas Treatment

The gas from the Residue Oxidation area is sent through a quenching unit to drop the stream temperature to 50°C. This condenses any water and hydrochloric acid that may have been produced as a result of organic degradation and other impurity reactions. Other condensable species are also removed at this stage. The condensed solution is sent to the ZLD Neutralization, Evaporation & Drying area for disposal.

The cooled chlorine gas is compressed and returned to the Carbo-Chlorination area to be used as a chlorinating agent.

2.3.10	5100 Liquid Reagents

Liquid reagents are delivered to the facility either in metal drums or tanker trucks. Upon arrival, the reagents are unloaded using pumps for transfer to their respective storage tanks. The storage tanks are specifically designed to safely hold their respective reagents until needed for various applications within the facility.

2.3.11	5200 Solid Reagents

Iron powder is delivered to the facility in bulk bags. The bags are lifted to a bag breaker and discharged into a storage hopper for use in the Al-Sc Hydroxide Recovery area.

Soda ash is delivered to the facility in bulk bags. The bags are lifted to a bag breaker and discharged into a tank where the solids are mixed with DI water to produce a 15% soda ash solution. The soda ash solution is passed through a candle filter to remove any undissolved solids. Solids are collected in a skip and sent to the ZLD Neutralization, Evaporation & Drying area for disposal. The filtered soda ash solution is stored in a tank for distribution within the plant.

Sodium hydroxide pellets are delivered to the facility in sealed drums. The drums are stored in proximity to the Gallium Separation & Recovery area and periodically emptied into a storage hopper for distribution. As sodium hydroxide pellets are highly hygroscopic, residence time in the storage hopper is kept to a minimum to minimize handling concerns.

Flotation collector is delivered to the facility in bulk bags. The bags are lifted to a bag breaker and discharged into a storage hopper for use in the Wet Scrubbing area.

2.3.12	5300 Gas Reagents

Chlorine gas is delivered to site in liquified form. It is unloaded using pumps for transfer to pressurized vessels for distribution to the Carbo-Chlorination area.

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An air separation plant is located on site, in proximity to the processing areas. The separation plant is responsible for producing pure oxygen and pure nitrogen for use within the plant. The argon residue is to be packaged and sold as a by-product. The capacity of the air separation plant is based on the oxygen requirement for the process plant. Details regarding the air separation plant are to be provided by the vendor.

2.4	Process Model

The Mass & Energy Balance (MEB) for this study was developed in Kenwalt SysCAD, a plant simulation software, based on steady-state operation. Brook Mine’s elevation was used to determine the ambient pressure of the model (i.e., 1,210 m elevation leading to 87.6 kPa(a)).

The mineralogy of the ROM and coal feeds were determined based on test work either conducted by Ramaco or by a third-party laboratory. The carbon composition of the ROM was assumed to be variable and could be modified based on heating requirements in the ROM roaster unit. Refer to Section 2.1 or the PDC (H376597-0000-210-210-0001) for additional detail on feed composition.

Reagent composition and purity level were based on typical supplier specifications. Raw water treatments for plant utilization (i.e., Raw Water Treatment and DI Water Production Package) were not modeled due to the insufficient information on the well water quality. Other utilities used were modeled based on the specifications in the PDB (H376597-0000-210-226-0002) and PDC (H376597-0000-210-210-0001).

Physical and thermodynamic properties for each chemical species within the plant were defined based on available data from HSC (v.6 and v.10), OLI Studio (v.12.5), NIST chemistry database, and literature. If a species was found to be missing critical information, it was assumed that it shared properties with a similar species.

Equipment heat losses, especially in pyrometallurgical units, were not modeled due to insufficient process definition. Any pH parameters were confirmed using the MSE-SRK database within OLI Studio.

As limited test work was available for the unit operations within the plant, reaction extents were either based on literature, client data, or assumptions. Based on client input, overall recovery of gallium and germanium were set to be 94% and 84%, respectively (H376597-0000-210-034-0004). These recovery extents were achieved by varying the chlorination extents of Ga and Ge in the carbo-chlorination unit. Optimal recovery was assumed for all subsequent stages. An overview of major product losses is summarized in Table 2-2 below.

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Table 2-2: Causes for Product Loss in Model.

Location	Affected Element				Description
	Ga	Ge	REE	Sc
Carbo-Chlorination	X	X	X	X	Expected chlorination of species limit the overall recovery of products.
Crude Fractional Distillation		X			External modeling indicated Ge losses due to its low concentration.
Filters	X		X	X	Liquid elements passed through filters had some losses to the cake moisture.

Additional information regarding the MEB results are discussed in Section 2.5 below.

2.5	Mass & Energy Balance

This section provides a high level summary on the critical mineral deportments and utility recovery. For more information refer to the Stream Table (H376597-0000-210-216-0002) and the PDC (H376597-0000-210-210-0001).

Values presented in this section are based on the original HPA production rate of 1,800 metric tonnes per annum (refer to Section 2.1).

2.5.1	Key Elemental Recoveries

Expanding on the information summarized in Table 2-2, the overall recovery of the critical minerals as well as Al and Si are summarized below in Table 2-3.The recovery of Al and Si is intentionally low, since the target HPA and HPS production rates were less than the total amount of Al and Si chlorinated (see Section 2.1). Therefore portions of the AlCl3 and SiCl4 were sent to the Chlorine Recovery area to recover Cl2 for the carbo-chlorination unit.

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Table 2-3: Key Elemental Recovery Overview.

		Al	Ga	Ge	Si	Sc	REE
Source (kg / h)	ROM Feed	14,700	6.06	0.39	47,600	3.40	56.1
	REE-Enriched Coal	119	0.20	0.03	805	0.46	7.82
Destination	HPA	0.8%	-	-	-	-	-
	Ga Metal	-	94%	-	-	-	-
	High Purity GeO2	-	-	84%	-	-	-
	HPS	-	-	0.7%	2%	-	-
	Sc2O3	-	-	-	-	79%	-
	MREC	-	-	-	-	-	80%
	Rejected Quartz	-	-	-	53%	-	-
	Chlorination Oxide Solids	74.5%	-	7.5%	22%	-	-
	ZLD Waste	24.7%	6%	7.7%	22%	21%	20%

In the carbo-chlorination unit, the reaction extents for Sc and the REEs were assumed to be 80% as insufficient information on the reaction kinetics was available. For more information, refer to the PDC (H376597-0000-210-210-0001). Unreacted Sc and REE were assumed to not leach in water and would be sent to Residue Management. Additional Sc losses were due to the Sc SX extraction extent and filtration steps, bringing the overall recover of Sc to 79%. It was assumed that there were no additional REE losses.

The reaction extents for Ga and Ge were varied in the carbo-chlorination unit to achieve the target overall recovery of 94% and 84%, respectively (refer to H376597-0000-210-034-0004). Carbo-chlorination was the main determining factor for Ga recovery, with minor other losses. For Ge, however, additional losses were tied to the crude fractional distillation where the low Ge concentration led to Ge losses to the HPS product and Chlorine Recovery waste.

The overall recovery of Al was dictated by the carbo-chlorination unit kinetics. Aluminum availability was based on kaolinite conversion to meta-kaolinite in the ROM roaster and coking furnace, limited to 95% in the former. Only meta-kaolinite was then expected to chlorinate in the carbo-chlorination unit, at an 80% conversion rate. This resulted in un-reacted kaolinite and meta-kaolinite being disposed of in the Residue Management area. The overall Al recovery as HPA was 0.8%.

The overall Si recovery was also based on the quartz removal and the carbo-chlorination unit. Quartz removal in the Physical Separation area decreased the Si feed to the carbo-chlorination units. Only meta-kaolinite-bound Si was expected to be chlorinated and as such the remaining un-reacted kaolinite, meta-kaolinite, and quartz were disposed in the Residue Management or the Chlorine Recovery areas. The Si recovery as HPS was intentionally 2%.

All elemental deportments will need to be confirmed by test work in later phases.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 2 - Process Definition - July 28, 2026

2.5.2	Utility Recovery

Raw water is planned to be sourced from a well, making its consumption an area of concern. The overall water balance for the plant is summarized in Table 2-4. Current raw water consumption is at 385.4 t / h. To be noted, the preliminary air separation plant budgetary quote from Messer indicated a make-up water demand of 200 gpm (~45 t/h) and water waste discharge of 100 gpm (~22.5 t/h) that are excluded from the values presented in Table 2-4.

Table 2-4: Overall Water Balance for the Brook Mine Process Plant.

Water Input		Water Output
Source	Flow (t / h)	Destination	Flow (t / h)
Raw Water	385.4	Cooling Tower	312.1
ROM Feed	25.7	ROM Roaster Off-Gas Treatment Vent	60.1
NaOH Reagent (50 wt.%)	4.5	Rejected Quartz Cake	18.4
Coal Feed	4.0	Waste ZLD Dryer Vent	11.4
HCl Reagent (35 wt.%)	1.2	Boiler	9.3
TBP (99 wt.%)	4.39x10-6	Coking Off-Gas Treatment Vent	7.4
		Waste ZLD Cake	3.2
		Carbo-Chlorination Off-Gas Treatment Vent	2.2
		Other Outputs	0.1
Total In	420.8	Total Out	424.1
Difference			3.26
Water Generated (in reaction blocks)			3.34
Water Consumed (in reaction blocks)			0.08
Overall Difference			0.000

Primary water losses are due to the cooling tower blowdown, drift and evaporation losses. Standard evaporative cooling tower assumptions were used in the model and will require confirmation from vendors. Alternative cooling tower technologies may need to be investigated to reduce these losses. Similarly, boiler water losses are due to pressure let down and boiler blowdown, with the latter requiring confirmation from vendors.

Other water losses were from off-gas treatment scrubbers and unrecovered water vapour from calciners, dryers and roasters. Due to the moisture content in the waste cakes (5 wt.% and 25 wt.% for the rejected quartz and ZLD cake, respectively), additional water is also lost in those streams. Filtration test work and vendor technology may be able to decrease water losses in cake moisture. The water flowrates include any bound water that may be present (ex. Al2O3∙2SiO2∙2H2O, [REE]2CO3∙xH2O). Release or formation of bound water is assumed to not impact water generation/consumption.

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For a detailed utilities breakdown on the:

●	Process water consumption, refer to Table 2-5

●	DI water usage, refer to Table 2-6

●	Cooling water usage and return, refer to Table 2-7

●	Steam usage and condensate return, refer to Table 2-8.

2.5.2.1	Process Water

Process water is used in the system when the purity is not the primary concern or as alternative cooling medium for high temperature areas. Table 2-5 provides a detailed breakdown and rationale for the major process water users and recovery sources.

Table 2-5: Overview of Process Water Usage and Recovery.

Description	Flow (t / h)	Addition Rationale
Process Water Users
De-Sublimation 1 (Alkali)[1]	486.2	Maintain operating temperature at 400°C
Cooling Tower	312.1	Evaporation/drift/blowdown losses (6.2%)
De-Sublimation 2 (Ferric Removal)[1]	231.4	Maintain operating temperature at 280°C
Mineral Process Water	108.9	Make up water loss to purge (2.5%)
Water Leaching	87.8	40% solids in feed and 0.5 t / t dry solids wash ratio
Carbo-Chlorination Off-Gas Treatment	66.5	NaOH solution diluent used to neutralize SO2 and dissolve HCl
Roaster Off-Gas Treatment	54.3	NaOH solution diluent used to neutralize SO2
Coking Off-Gas Treatment	37.4	NaOH solution diluent used to neutralize SO2
Al-Sc Hydroxide Precipitation Filters	0.2	0.5 t/t dry solids
Total Process Water Usage	1,384.8
Process Water Recovery
Return from De-Sublimation 1	486.2	Return from De-Sublimation 1
Return from De-Sublimation 2	231.4	Return from De-Sublimation 2
ZLD Condensate	225.8	ZLD Condensate
ROM Dryer Condensate	47.7	ROM Dryer Condensate
Water Evaporator Condensate	39.3	Water Evaporator Condensate
Total Process Water Recovered	1,030.5
Make-Up Raw Water	354.3	Excluding make-up to DI water package

[1]	Process water was used as cooling medium for both the de-sublimation unit 1 and 2 instead of cooling water due to the high unit operating temperatures.

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Any water condensate from the MVR systems (ZLD System and Water Evaporator) is treated as process water and may no longer meet the purity requirement for the steam boiler, therefore it is treated as process water. Raw water is required to make up the difference in recovered to usage demand.

2.5.2.2	DI Water

As discussed in Section 2.3.2.1, DI water is used when there are concerns about product purity and impurity entrainment. Table 2-6 provides a detailed breakdown on the DI water usage. The process water make-up flow presented does not account for any waste streams generated from the DI water treatment package.

Table 2-6: Overview of DI Water Users.

Description	Flow (t / h)	Addition Rationale
Boiler Condensate Make-Up	24.7	Blowdown losses (5%)
Gallium Stripping	1.8	O:A ratio of 20:1
Scandium Solvent Extraction (Stripping)	1.7	O:A ratio of 10:1
Scandium Solvent Extraction (Washing)	1.1	O:A ratio of 15:1
Other Users	1.9
Total DI Water Usage	31.1
Process Water Make-Up	31.1

DI water is used in the steam boiler to reduce scaling and in the SX circuits to reduce crud formation. The “Other Users” category accounts for water consumption for various filtration, dilution, and re-pulping steps necessary for critical mineral production.

2.5.2.3	Cooling Water

Cooling water is used throughout the plant to regulate unit operating temperatures and condense vapours. All used cooling water is returned to the cooling tower and process water is used as make-up source to account for cooling tower losses. A detailed breakdown of the cooling water usage is summarized below in Table 2-7.

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Table 2-7: Overview of Cooling Water Users.

Description	Flow (t / h)	Addition Rationale
Stage 2 Oxidizer	1311.5	Discharge temperature of 1000°C
Process Water Cooler	809.3	Discharge temperature of 50°C
ROM Dryer Condenser	528.7	Condense water present in vent
Al-Ga De-Sublimator Discharge Cooler	482.0	Discharge temperature of 55°C
Chlorinated ROM Cooler	458.1	Discharge temperature of 100°C
Chlorine Quench Condenser	332.7	Discharge temperature of 50°C
Crude Fractional Distillation Columns	225.3	Maintain temperature profiles of the two-stage system
Chlorination Off-Gas Separation Pre-Condenser	170.6	Discharge temperature of 56.8°C
Al-Ga De-Sublimator Pre-Cooler	161.0	Discharge temperature of 150°C
Water Leach Evaporator Cooler	66.6	Discharge temperature of 50°C
Hexane Condenser	44.7	Condense hexane present in off-gas
Water Leach Recirculation Cooler	41.8	Maintain operating temperature of 80°C
SiCl4 Pyrolysis Reactor	32.5	Maintain operating temperature of 1200°C
Silica Product Cooler	18.8	Discharge temperature of 70°C
HCl-Azeotropic Still	57.2	Maintain temperature profile (76 - 108°C)
Other Users	7.3
Total Cooling Water Usage	4748.3
Make-up Process Water	312.1	Evaporation/drift/blowdown losses (6.2%)
Total Water to Cooling Tower	5060.3

2.5.2.4	Steam

Steam is used as the heating medium in dryers, distillation columns, and MVR systems. A detailed breakdown of the steam users and condensate return is summarized in Table 2-8.

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Table 2-8: Overview of Steam Usage and Condensate Return.

Steam Destination	Flow (t/h)	Addition Rationale
Steam Users
ROM Dryer	62.8	Heat source to maintain 120°C
Waste ZLD MVR System	13.4	Make-up duty source
Crude Fractional Distillation Columns	11.2	Maintain temperature profiles of the two-stage system
Boiler Loss	4.7	Boiler blowdown loss (5%)
Steam Condensate Pressure Letdown	4.5	Letdown pressure to atmospheric
Water Leach Evaporation MVR System	2.0	Make-up duty source
Total Steam Usage	98.7
Condensate Returns
Condensate from ROM Dryer	62.8
Condensate from Crude Fractional Distillation	11.2
Total Condensate Recovery	74.0
DI Water Make-Up	24.7	Steam sent to MVR systems are recovered as process water.

Significant DI water make up is required due to the condensates from MVR systems not being returned to the boiler. MVR systems combine steam with process vapour and, as such, the combined condensate no longer meets the purity requirement for boilers. The MVR condensate is instead used as process water within the plant.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 3 - Capital Cost Estimate - July 28, 2026

Ramaco Resources
Brook Mine Critical Minerals Project

Initial Assessment Report - Section 3 - Capital Cost Estimate

2026-07-28	0	Issued for Use	D. Estrada	V. Tillous	F. Delgado
Date	Rev.	Status	Prepared By	Checked By	Approved By	Approved By
						Client

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Important notice to reader

This report (the “Report”), has been prepared by Hatch Ltd. (“Hatch”) for the sole and exclusive use of Ramaco Resources (the “Client”) for the purpose of assisting the management of the Client with respect to Brook Mine Rare Earth Project (the “Asset”) must not be used for any other purpose. Hatch does not accept and disclaimers any and all responsibility and liability arising from any use or reliance on this Report by any third party, or any modification or misuse of this Report.

1.	This report contains opinions, conclusions and recommendations made by Hatch, using its professional judgment and reasonable care. Estimates have been prepared by Hatch, using its professional judgment and exercising due care consistent with the agreed level of accuracy. Any use of or reliance upon this report and estimate by Client is subject to the following conditions:

a.	The report and estimates being read in the context of and subject to the terms of the Consultant Service Agreement between Hatch and Ramaco Resources (the “Agreement”), including any methodologies, procedures, techniques, assumptions and other relevant terms or conditions that were specified or agreed therein;

b.	The report, including the estimates contained herein, being read as a whole, with sections or parts hereof read or relied upon in context;

c.	The conditions of the site may change over time (or may have already changed) due to natural forces or human intervention, and Hatch takes no responsibility for the impact that such changes may have on the accuracy or validity or the observations, conclusions and recommendations set out in this report; and

d.	The estimate is based on several factors over which Hatch has no control, including without limitation site conditions, cost and availability of inputs, etc., and Hatch takes no responsibility for the impact that changes to these factors may have on the accuracy or validity or this estimate.

e.	This report is a Scoping Study and, accordingly, all estimates and projections contained herein are based on limited and incomplete data. Therefore, while the work, results, estimates and projections herein may be considered to be generally indicative of the nature and quality of the Project, they are not definitive. No representations or predictions are intended as to the results of future work, nor can there be any promises that the estimates and projections in this report will be sustained in future work.

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2.	The report and estimates are based on information made available to Hatch by the Client or by certain third parties, and unless stated otherwise in the report, Hatch has not verified the accuracy, completeness or validity of such information, makes no representation regarding its accuracy and hereby disclaims any liability in connection therewith.

3.	Any use of this report by any third party is at that party’s sole risk, and neither Hatch nor any of its directors, officers or employees shall have any liability to any third party for such use for any reason, including negligence.

4.	This Report is subject to the State of Wyoming and the city of Sherida, Wyoming and all disputes will be submitted to the International Chamber of Commerce (“ICC”) for resolution in accordance with its rules then in force. The arbitration will be held in English and in the city of Sheridan, Wyoming or such other location the parties may agree.

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3.	Capital Cost Estimate Basis			3-1

	3.1	Introduction		3-1
	3.2	Acronyms and Abbreviations		3-1
	3.3	Project and phase description		3-1
	3.4	Estimate Summary		3-1
		3.4.1	Estimate Summary by WBS	3-1
		3.4.2	Summary by Trade	3-3
		3.4.3	Accuracy Statement	3-4
	3.5	Estimating Tools		3-4
		3.5.1	Exclusions, Assumptions and Qualifications	3-4
	3.6	Structure & Coding		3-6
		3.6.1	Work Breakdown Structure (WBS)	3-6
		3.6.2	Trade Codes	3-6
	3.7	Direct Costs		3-7
		3.7.1	Basis by Commodity	3-7
		3.7.2	Labor	3-12
	3.8	Indirect cost		3-13
		3.8.1	Temporary construction facilities and services	3-13
		3.8.2	Freight and Logistics	3-14
		3.8.3	EPCM	3-14
		3.8.4	Spare parts	3-15
		3.8.5	Vendor’s representatives at site	3-15
		3.8.6	First Fills	3-15
		3.8.7	Pre-Operational Testing	3-15
	3.9	Owner Costs		3-16
	3.10	Contingency		3-16
	3.11	OoM estimate for 2.6 MTPA capacity plant		3-17

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List of Table

Table 3-1:	List of Acronyms	3-1
Table 3-2:	Estimate Summary by WBS level 2	3-2
Table 3-3:	Estimate Summary by Trade	3-3
Table 3-4:	Trade Codes Used	3-6
Table 3-5:	Mechanical equipment and tanks supply cost by source of information	3-7
Table 3-6:	Summary of equipment supply by type of equipment	3-8
Table 3-7:	Buildings cost summary	3-9
Table 3-8:	Owner’s Costs summary	3-16
Table 3-9:	Order of Magnitude Estimate for Expansion	3-18

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3.	Capital Cost Estimate Basis

3.1	Introduction

This document was prepared by the Project Estimating Manager on behalf of the Project Manager.

The audience for this document includes the Project Owner, Project Manager, Business Unit Owner, and those parties that need to understand the approach taken to develop the Capital Cost Estimate.

The purpose of this document is to report the estimate results for the Initial Assessment study phase, the methodology used and the premises and information taken into account.

3.2	Acronyms and Abbreviations

The Table 3-1 below provides a list of acronyms and their corresponding full forms used throughout this document for reference.

Table 3-1: List of Acronyms

Acronym	Full Form
AACE	Association for the Advancement of Cost Engineering
BoE	Basis of Estimate
BoP	Balance of Plant
USD	United States Dollars
CAPEX	Capital Expenditure
CM	Construction Management
EP	Engineering and Procurement
MTO	Material Take-Off
PPE	Personal Protective Equipment
Q1, Q2, Q3, Q4	First Quarter, Second Quarter, Third Quarter, Fourth Quarter
QRA	Quantitative Risk Assessment
TBD	To be discussed
WBS	Work Breakdown Structure

3.3	Project and phase description

For project phase and description, please review Section 1 of this report.

3.4	Estimate Summary

3.4.1	Estimate Summary by WBS

The table below presents the results of the estimate by physical and intangible area using the work breakdown structure agreed with Ramaco at level 2.

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Table 3-2: Estimate Summary by WBS level 2

WBS Code	WBS description	Total Cost (MUSD)
1000	General - Project Wide	49.56
1100	Site Preparations	49.56
2000	Site Preparations and Infrastructure	131.67
2200	Site Power Distribution	39.32
2300	Fuel, Steam, Air and Cooling Water Systems	25.18
2400	Water and Sewage Systems	43.33
2500	Raw Material, Product and By-product Storage	-
2600	Laboratory	5.00
2700	Non-Process Buildings	18.84
3000	Beneficiation	294.59
3100	Physical Separation	130.96
3200	Pre-Treatment	163.63
4000	Process Plant	791.20
4100	Carbo-Chlorination	237.46
4200	Critical Mineral Recovery	247.62
4300	Rare Earth Recovery	77.86
4400	Tailings Filtration and Storage	-
4500	Residue Management	200.10
4600	Chlorine Recovery	20.16
4700	Product Handling & Packaging	8.00
4900	Process Building(s)	0.00
5000	Reagents Storage and Supply	29.48
5100	Liquid Reagents	4.17
5200	Solid Reagents	2.28
5300	Gas Reagents	13.80
5400	Reagents Unloading Station	3.00
5900	Reagent Building(s)	-
6000	Offsite Infrastructure and Facilities (out of Hatch Scope)	-
6100	Site Access	-
6200	Utilities	-
6300	Accommodations Camp	-

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WBS Code	WBS description	Total Cost (MUSD)
DC	Direct Cost	1,296.49
7000	Indirects	440.45
7100	Temporary Construction Facilities and Services	90.75
7200	Freight	50.99
7300	EPCM	233.37
7400	Miscellaneous	45.89
7500	Pre-Operational Testing	19.45
DC+IC	Direct + Indirect Cost	1,736.94
8000	Contingency	521.08
9000	Owners Costs	327.02
TIC	Total Installed Cost	2,585.05

3.4.2	Summary by Trade

The summary by trade or discipline applied to the current stage of the project is shown below:

Table 3-3: Estimate Summary by Trade

Code	Trade Description	Total Cost (MCAD)
A	Site development	49.56
CSE	Structural support	58.19
F	Buildings	246.76
J	Instrumentation and controls	59.64
L	Electrical equipment and bulks	214.53
M	Mechanical equipment	519.13
N	Tanks	25.65
P	Piping, fittings, valves and insulation	106.53
X	Multidiscipline allowances	16.50
DC	Total Direct Cost	1,296.49
Y	Indirect Cost	440.45
IC	Total Project Indirect Costs	440.45
DC+IC	Direct + Indirect Cost	1,736.94
Z	Contingency	521.08
V	Owner’s Costs	327.02
TIC	Total Installed Cost	2,585.05

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3.4.3	Accuracy Statement

The capital cost estimate was prepared in accordance with the AACE guidelines for a Scope Study: Class 5 estimate, with an intended accuracy range of -30% to +50%.

The estimate is based on very limited information, equipment sizing, and a chosen region but not exact location. Major mechanical equipment and tanks have been listed and priced. All other costs are factored and derived of the equipment supply cost. More details will be provided in the following sections.

3.5	Estimating Tools

The estimate was produced in MS Excel and delivered in pdf format. A copy of the estimate details and summaries are provided in MS Excel format.

3.5.1	Exclusions, Assumptions and Qualifications

The capital cost estimate was compiled based on the following assumptions and qualifications:

●	Discipline Mechanical equipment list (MEL) for mechanical equipment. Preliminary vendor’s quotes for key equipment packages, all other equipment was priced according with Hatch in-house database or using allowances when the capacity of the equipment is indetermined.

●	Factored installation from equipment supply cost according with benchmarks in the region.

●	Electrical equipment and bulks, Piping, insulation, instrumentation and controls, civil and structural works cost was calculated as allowances, factored consistently with benchmarks for other projects similar facilities or areas.

●	A preliminary layout was created for the Initial Assessment study, the preliminary size of buildings and process areas were provided.

●	The indirect costs were introduced as allowances factored from direct cost or equipment supply cost where applicable.

●	The estimate base date is Q2 2026.

●	All costs are provided in US Dollars; the estimate is presented in US Dollars.

●	The estimate is nominal to the base date and currency. Escalation and currency fluctuations beyond the base date are excluded.

●	None of the prices is based on contracts of biding quotations.

3.5.1.1	Exclusions

●	Given the non-specific site location of the plant, no information was provided for the excavations and fills needed to level the surface. For estimation purposes only, the site is assumed to be levelled. Not massive excavations and fills are considered to provide an even terrain for construction. This assumption requires review after the location of the plant is defined and the preparations efforts are quantified.

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●	The need of deep foundations as piles is excluded. A geotechnical report is being prepared at the moment. After the results of the geotechnical investigation and recommendations are provided, this assumption will be reviewed.

●	Construction centralized camp and operation camp have been excluded.

●	The cost of infrastructure and equipment to provide feedstocks, power, fuel, gas, potable and demineralized water, and reagents outside of the boundary of the project is excluded (Transmission lines, reagents plant, gas pipeline, etc.). These costs are covered under Owner’s Cost as indicated by Ramaco.

●	The cost of stack areas and stockpiling facilities is excluded.

●	Pre-Commercial production costs that occur after facilities are handed over to the owner are excluded.

●	Sustaining capital costs and closure costs are excluded (client has indicated that these costs are being considered in the Financial Model, prepared by Ramaco). The capital cost estimate is limited to costs relating to project construction and complete pre-operational testing tills hot commissioning.

●	Estimate is based on EPCM or Design – Bid – Build execution model and excludes any risk premium or subcontractor’s fees associated with an EPC model.

●	Land purchase and rentals are excluded from Hatch’s scope. This exclusion also considers the land needed for final disposal of unused material produced from excavations (considered under Owner’s cost provided by Ramaco).

●	Any cost related to environmental evaluation, permitting and mitigation projects is excluded (considered under Owner’s Cost provided by Ramaco).

●	Financial costs and Insurances are excluded (considered under Owner’s Cost provided by Ramaco).

●	Escalation beyond the base date.

●	Impacts of foreign currency exchange rate variations are excluded.

●	Allowances for significant changes to the scope of the project are excluded.

●	Management reserves are excluded for risks events not contemplated in contingency such as non-predictable variations in market conditions that could affect equipment, commodities and / or labour costs, labour unrest, disputes with residents, geotechnical or process related design issues, delays due to the considerably late receipt of equipment or materials, significant poor performance by contractors, force majeure, etc.

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●	Allowances are excluded for the risks associated with the US political, legal, or regulatory environment, including:

♦	The risk of changes to any laws, regulations, rules, or policies, or the governmental or judicial interpretation thereof

♦	The risk of the client failing to comply with any such laws, regulations, rules or policies and the costs of any resulting penalties, fines, suits, etc.

♦	The risk of the client not being able to obtain or maintain any permits, licenses and other authorisations required for the project or construction.

●	Any other exclusion stated in this document.

3.6	Structure & Coding

3.6.1	Work Breakdown Structure (WBS)

The WBS is a logical division and sub-division of the work into a 1 to 4-level hierarchical manner. Within the WBS, the Project is divided into Areas, Facilities, and Sub-facilities or Systems. For the present study only a WBS at level 3 have been developed to identify equipment in different process areas.

3.6.2	Trade Codes

Commodity Codes are used to collect the estimate items into groups of work of a similar nature or discipline. The standard Commodity Code is an alpha character which is directly aligned with the project standard discipline descriptions.

Table 3-4: Trade Codes Used

Trade Code	Trade
A	Site development
CSE	Structural support
F	Buildings
J	Instrumentation and controls
L	Electrical equipment and bulks
M	Mechanical equipment
N	Tanks
P	Piping, fittings, valves and insulation
X	Multidiscipline allowances
Y	Indirect Costs
Z	Contingency
V	Owner’s Costs

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3.7	Direct Costs

Direct costs include all the permanent equipment, materials and labor associated with the physical construction of the permanent facility / asset, and includes:

●	Supply, assembly, and installation of permanent equipment and tanks

●	Supply, fabrication, and installation of bulk materials

●	Supplemental resources for equipment and bulk material installation, such as labor and construction equipment

●	Site preparations and the construction of ancillary facilities and systems

●	Supply, fabrication and erection of permanent buildings and associated services

●	Contractor’s distributable costs such as mobilization and demobilization, overheads and profit, supervision, general construction equipment including construction cranes, small tools and consumables used in construction, etc.

In the following sections the basis of Direct Cost is explained.

3.7.1	Basis by Commodity

3.7.1.1	Mechanical costs

Mechanical costs consist of permanent equipment, tanks, and the associated labor and material costs required to install them.

A Mechanical Equipment List (MEL) was provided by engineering including capacity and construction materials when was possible a determination.

This list was priced using budgetary quotes from vendors, in-house database from recent projects with similar needs. When the capacity was undetermined an allowance was included according with recent estimate experience.

All equipment costs of reference from previous projects were escalated to the base date (Q2 2026).

This is the equipment supply cost distributed according with the source of information:

Table 3-5: Mechanical equipment and tanks supply
cost by source of information

Source	MUSD	% of total supply
Quote	67.11	18%
Database	253.77	69%
Allowances	47.76	13%

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It was considered that some of the equipment needed to complete the balance of plant is not listed. To cover that cost, a factor between 5% and 10% was applied to the equipment listed cost in each area.

Table 3-6: Summary of equipment supply by type of equipment

Equipment	Total supply cost MUSD	% of the total supply cost
Fluid Bed Roaster	116.07	31%
Crystallizer Packages	35.07	10%
Cylindrical Tanks	18.47	5%
Flame Reactor	17.65	5%
Fluid Bed Reactors	14.17	4%
Filter Press	12.69	3%
Cyclones	10.42	3%
Paddle Coolers	9.56	3%
Heat Exchanger Coolers	9.28	3%
Water Treatment Package	7.29	2%
GAC Columns	7.00	2%
Rotary Dryers	5.93	2%
Venturi Scrubbers	5.17	1%
Centrifugal Pumps	5.15	1%
Evaporator Package	4.67	1%
Distillation Columns	4.50	1%
Plate Magnets	4.00	1%
Mixer Settlers	3.12	1%
Belt Conveyors	3.03	1%
De-Sublimators	3.00	1%
Bagging Systems	3.00	1%
Rotary Kilns	2.50	1%
Other listed equipment	35.33	10%
Non-listed equipment	31.57	9%

The installation was calculated as a factor of the Equipment cost as follows:

●	30% factor for Mechanical equipment isolated or non-modular and Tanks

●	15% factor for modular equipment.

Labor inclusions are stated in 3.7.2.

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3.7.1.2	Buildings and major structures

A layout and model was developed at the Initial Assessment study phase containing the preliminary footprint of buildings. The size and conditions per building was provided to estimation and a parametrical calculation of structural steel, concrete, cladding, foundation excavations and fills, roofing and architectural finishes cost was prepared. The resulting cost per square foot was applied to the buildings footprint to obtain the their cost.

Table 3-7: Buildings cost summary

Building / Structure	Conditions	Length (ft)	Width (ft)	Height (ft)	Total Cost (MUSD)
INSTRUMENT AIR SYSTEM	Warehouse Structure Building	96	42	32	2.09
STEAM GENERATION AND DISTRIBUTION	Open structure supporting equipment	96	32	32	1.13
COOLING WATER SYSTEM	Open structure supporting equipment	192	96	64	7.38
DEIONIZED WATER PRODUCTION AND DISTRIBUTION SYSTEM	Open structure supporting equipment	32	32	32	0.38
PROCESS WATER AND CONDENSATE DISTRIBUTION SYSTEM	Open structure supporting equipment	192	192	96	15.30
FIRE WATER SYSTEM	Open structure supporting equipment	96	64	64	2.46
GATE HOUSE	Single Story Building	64	45	13	0.75
ADMINISTRATION BUILDING	Single Story Building	385	80	13	7.93
WAREHOUSE BUILDING - PARTS/ PRODUCT STORAGE	Warehouse Structure Building with 5T crane	199	64	26	6.22
MAINTENANCE SHOP	Warehouse Structure Building with 5T crane	122	64	26	3.94
STOCKPILE-SURGE BUILDING-ROM	Warehouse Structure Building	199	225	71	29.86
STOCKPILE-SURGE BUILDING-COAL	Warehouse Structure Building	160	154	51	13.64
WET SCRUBBING	Open structure supporting equipment	80	64	32	1.89
FLOTATION	Open structure supporting equipment	96	112	38	3.54
THICKENING AND DEWATERING	Open structure supporting equipment	212	176	64	13.63
MINERAL PROCESS WATER SYSTEM	Outdoor tanks	160	96		2.09
DRYING (KAOLINITE)	Open structure supporting equipment	64	32	32	0.81
CALCINING (KAOLINITE)	Open structure supporting equipment	64	32	64	0.82

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Building / Structure	Conditions	Length (ft)	Width (ft)	Height (ft)	Total Cost (MUSD)
ROASTER OFF-GAS SYSTEM	Open structure supporting equipment	160	96	160	9.29
COKING (COAL)	Open structure supporting equipment	48	32	16	0.44
COKING OFF-GAS SYSTEM	Open structure supporting equipment	64	64	160	2.48
CARBO-CHLORINATION	Open structure supporting equipment	128	96	51	4.68
DE-SUBLIMATION 1 (AKALI SALT REMOVAL)	Open structure supporting equipment	48	32	64	0.62
DE-SUBLIMATION 2 (FERRIC REMOVAL)	Open structure supporting equipment	80	48	64	1.54
DE-SUBLIMATION 3 (Al/Ga REMOVAL)	Open structure supporting equipment	96	64	64	2.46
OFF-GAS SEPARATION	Open structure supporting equipment	96	64	64	2.46
GALLIUM SEPARATION & RECOVERY	Open structure supporting equipment	96	64	32	2.26
ALUMINA SEPARATION & RECOVERY	Open structure supporting equipment	64	64	48	1.51
GERMANIUM SEPARATION & RECOVERY	Open structure supporting equipment	32	32	16	0.29
SILICA SEPARATION & RECOVERY	Open structure supporting equipment	128	64	48	3.02
WATER LEACHING	Open structure supporting equipment	321	128	128	20.74
Al-Sc HYDROXIDE RECOVERY	Open structure supporting equipment	96	64	32	2.26
SCANDIUM SEPARATION	Open structure supporting equipment	128	32	32	1.51
SCANDIUM OXIDE PRODUCTION	Open structure supporting equipment	64	32	16	0.58
RARE EARTH SEPARATION	Open structure supporting equipment	96	48	32	1.70
MREC PRODUCTION	Open structure supporting equipment	96	64	32	2.26
ZLD NEUTRALIZATION, EVAPORATION AND DRYING	Open structure supporting equipment	417	257	96	44.19
n-DODECANE CRUD GTREATMENT	Open structure supporting equipment	96	64	64	2.46
Sc EXTRACTANT CRUD TREAMENT	Open structure supporting equipment	96	64	64	2.39
RESIDUE OXIDATION	Open structure supporting equipment	128	64	64	3.28
REAGENTS STORAGE AND SUPPLY	Warehouse Structure Building with 5T crane	199	64	26	6.22

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Building / Structure	Conditions	Length (ft)	Width (ft)	Height (ft)	Total Cost (MUSD)
LIQUID REAGENT STORAGE AND SUPPLY - HYDROXIDE ACID	Outdoor tanks	32	32	32	0.14
LIQUID REAGENT STORAGE AND SUPPLY - SODIUM HYDROXIDE	Outdoor tanks	38	38	38	0.20
LIQUID REAGENT STORAGE AND SUPPLY - KEROSENE	Outdoor tanks	16	16	16	0.03
LIQUID REAGENT STORAGE AND SUPPLY - HEXANE	Outdoor tanks	26	26	26	0.09
GAS REAGENT STORAGE AND SUPPLY	Warehouse Structure Building with 5T crane / To be provided by gas reagent operator - Just foundations needed	513	199	64	13.80

3.7.1.3	Disciplines cost

All costs associated to other disciplines apart from Mechanical equipment and process plateworks was factored from the total equipment and tanks installed cost as follows:

3.7.1.3.1	Site preparations:

This cost includes:

●	Civil works needed to prepare the site for the construction (excluded massive excavation and fills, blasting or any work needed to remove slopes, fill ponds or any considerable unevenness in the terrain).

●	Internal roads, sidewalks, fences, gates, ponds and exterior lighting.

The allowance used to cover these works is 10% of Equipment installed cost, in accordance with the cost benchmarked in processing plants of similar size.

3.7.1.3.2	Equipment structural support:

Inside buildings and in the exterior, concrete footings, containment areas, platforms, hangers, handrails, ladders and pipe-racks are needed to support the equipment and tanks.

To cover the cost of supports not accounted in the Table 3-7: Buildings cost summary, a factor between 5% to 20% was applied to the equipment installed cost per area according to Hatch in-house benchmarking.

3.7.1.3.3	Electrical equipment and bulks:

This cost includes:

●	Supply, install and testing electrical equipment to distribute power and protections across the plant

●	Supply and install of complete e-houses inside the plant

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●	Supply and install of all the power cable, grounding system, lightning protection to distribute power across the plant

●	Supply and install of All the trays, conduits, duct banks and accessories needed to protect and support the power cable.

A factor between 25% and 40% was applied to the equipment installed cost to account for the electrical equipment and bulks cost, according to Hatch in-house benchmarking.

3.7.1.3.4	Piping and insulation

This cost includes:

●	Supply and installation of all the pipelines and pipes inside the plant not included in equipment packages. Including fittings and special pieces, coating when needed, testing and finishings.

●	Supply and installation of all the flow in-line valves.

●	Supply and installation of all the insulation needed for piping.

A factor between 10% and 30% was applied to the equipment installed cost to account for the piping and insulation cost, according to Hatch in-house benchmarking.

3.7.1.3.5	Instrumentation and controls

This cost includes:

●	Supply and installation of all the devices need to monitor and control the process, excluded those that are included in equipment packages

●	Supply and installation of materials needed for the correct functioning of instrumentation, panels, cable, fiber optic, conduits, etc.

●	Supply and installation of communication and monitoring system, DCS, including CCTV and other circuits not associated with the process

●	Complete plant programing and integration.

A factor of 15% was applied to the equipment installed cost to account for the piping and insulation cost.

3.7.2	Labor

The labor all-in cost is the summary of workforce, construction equipment and contractor’s distributable cost. It represents contractor’s installation and fabrication rates. In the present estimate the labor was either factored from equipment supply cost or included in general discipline factors.

The labor cost includes the following:

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●	Fully burdened workforce (including vacations, payroll, benefits, overtime)

●	Construction equipment including operation (rentals, fuel, maintenance, insurances)

●	Contractor’s distributable, or contractor’s indirect costs such us:

♦	Personal Protection Equipment (PPE) for the direct and indirect workers

♦	Small tools and consumables

♦	Living Out Allowance (LOA) for workers coming from locations beyond 60 km from the work site

♦	Supervision at site

♦	Indirect support labor

♦	Temporary trailers and other facilities required

♦	Office support

♦	HSE and quality control

♦	Insurances

♦	Overhead

♦	Profit.

Work regime considered: The work regime to consider must be studied in the following phase, with a clear view of the percentages of workers coming from Sheridan and other locations.

For the purpose of the estimate, following the benchmarks used, approximately 50% of the workers are in an extended regime of 10 hrs per day, 6 days per week (Local labor) and 50% are in an extended regime of 10 hrs per day, 2 weeks on-site and one week of-site.

No centralized construction camp have been included in the cost.

3.8	Indirect cost

Indirect costs were estimated as factored allowances based on historical information from large size projects in North America, adjusted to account for site specific conditions.

A description of what is included in the indirect costs is presented below:

3.8.1	Temporary construction facilities and services

The cost associated with the temporary facilities covers the following items:

●	Construction area development including temporary diversion ditching, laydown / staging areas, material borrow quarries and stockpiles, temporary roads, etc.

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●	The supply and installation of temporary utilities infrastructure such as for water, power, fuel storage and distribution

●	Temporary buildings, such as, offices and trailers for managing and owner’s team, ablution blocks, etc.

●	Site office supplies, furniture

●	Communications systems and local area network required to support the site construction activities.

The cost associated with the temporary construction Services covers the following items:

●	Costs for electrical energy to be used during construction

●	Administration, warehousing, cleaning and maintenance services

●	Communications services (phone and internet) required during construction and pre-operational testing

●	Security

●	Water distribution during construction

●	Medical services (Emergencies and controls)

●	Mobile equipment in warehouses and workshops

●	Heavy lift cranes (not in the scope of contractors).

The cost of temporary facilities and services have been calculated as 7% of Direct Cost.

3.8.2	Freight and Logistics

The Freight and Logistics covers costs for the transportation of equipment (Mechanical, tanks and electrical) from the anticipated market to the plant site.

A cost of 10% of equipment supply was included in the estimate to cover the transport, storage and handling of the equipment. This factor is consistent with a combination of equipment obtained in the country and some packages from other continents. After vendor’s or region of supply selection a more detailed study can be done.

This cost of freight does not includes tariffs or duties applied to the equipment import.

3.8.3	EPCM

It is assumed that equipment supply packages will be grouped as set out in the project execution strategy and that established construction contractors will be engaged to complete the site work.

The cost for EPCM services covers the following:

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●	Preliminary studies such as Pre-feasibility study, feasibility study and basic engineering.

●	Detailed engineering

●	Procurement of equipment, materials, and contracts

●	Construction management

●	Project controls / reporting

●	Project administration

●	Health, Safety and Environmental requirements

●	QA/QC

●	Office expenses, communication, IT services, etc.

●	Travel costs associated with the EPCM team.

The cost of EPCM was estimated as 15% of the Direct Cost.

3.8.4	Spare parts

The equipment spare parts to be used during commissioning and critical spare parts were included in the estimate as 3.5% of equipment supply cost.

3.8.5	Vendor’s representatives at site

In some cases, to fulfil the requirement of equipment manufacturer’s warranties and guarantees, selected manufacturers require their representatives to complete an inspection of their equipment prior to it being placed into operation.

Cost for vendor representatives to be on site during construction and/or pre-operational testing, depending on the nature of the equipment have been included in the estimate as 1.5% of equipment supply cost.

3.8.6	First Fills

The cost of common and expected fill consumables to be using during pre-operational testing and commissioning. This cost excludes feedstock and reagents, and was calculated as 1% of the equipment supply cost.

3.8.7	Pre-Operational Testing

Costs for Pre-Operation Testing covers planning and supervision services during commissioning. The team participation will be extended till hot commissioning, or the moment where the plant is handover to the client to start the ramp-up process.

The cost of pre-operational testing have been addressed as an allowance of 2% of the Direct Cost.

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3.9	Owner Costs

Owner’s costs were provided by the client. Please see the summary in the Table 3-8.

The cost of owner’s costs was integrated in the estimate, Owner’s cost contingency was considered imbedded in each cost area.

Table 3-8: Owner’s Costs summary

WBS		MUSD	% of OC
9110	Owner’s Project Management	10.20	3.2%
9120	Owner’s Travel & Expenses	2.50	0.8%
9150	Owner’s IT/IS Services	1.00	0.3%
9160	Owner’s 3rd Party Consultants	5.00	1.6%
9210	Land Acquisition	3.75	1.2%
9230	Easement	2.70	0.9%
9300	Legal & Permitting	11.55	3.7%
9410	Insurance	2.45	0.8%
9710	Project Support Costs	9.00	2.9%
9900	Exploration and Mining and Offsite Infrastructure	278.87	84.7%
	Total Owner’s costs	327.02	100%

3.10	Contingency

Contingency included in the cost estimate is an allowance for normal and expected items of work which must be performed within the defined scope of work and project execution plan as covered by the cost estimate, but which could not be explicitly foreseen or described at the time the estimate was completed.

The contingency amount is an integral part of the cost estimate, and it should be assumed that contingency will be spent in completing the project. Contingency does not cover significant scope changes, price escalation, currency fluctuations. Contingency does not include allowances for project “event” risks such as labour unrest, blockades, adverse market conditions, force majeure, or any of the items that are specifically excluded from the cost estimate.

Typical uncertainties applicable to contingency:

●	Insufficient information due to incomplete engineering and/or lack of vendor or conditions information

●	Equipment or material costs obtained by ratio or update from historical costs or previous estimates.

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Contingency allowances have been included as 40% of the sum of the estimated Direct and Indirect costs.

Contingency = 30% x (Direct Costs + Indirect Costs)

3.11	OoM estimate for 2.6 MTPA capacity plant

An Order of Magnitude (OOM) estimate was developed for a different plant capacity using, as a reference the estimate presented above for a plant capacity of 1.3 MTPA.

The revised estimate was prepared by identifying and adjusting the areas affected by the change in capacity requirements. Specific areas were determined to experience cost increases as a result of the new requirements, while other areas remained unchanged.

In the table below a summary of the estimate is presented showing the factors used:

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Table 3-9: Order of Magnitude Estimate for Expansion

Area	1.3 MTPA capacity (MUSD)	Capacity factor	2.6 MTPA capacity (MUSD)
Site Development	49.56	1.60	79.29
Site Power Distribution	39.32	2.00	78.64
Fuel, Steam, Air and Cooling Water Systems	25.18	1.60	40.28
Water and Sewage Systems	43.33	1.60	69.33
Laboratory	5.00	1.60	8.00
Non-Process Buildings	18.84	1.20	22.61
Physical Separation	66.31	1.60	106.10
Physical Separation building	64.65	1.50	96.97
Pre-Treatment	149.80	1.60	239.68
Pre-Treatment building	13.83	1.50	20.75
Carbo-Chlorination	237.46	1.60	379.93
Critical Mineral Recovery	247.62	1.60	396.19
Rare Earth Recovery	77.86	1.60	124.58
Residue Management	151.06	1.60	241.69
Residue Management building	49.05	1.50	73.57
Chlorine Recovery	20.16	1.60	32.25
Product Handling & Packaging	8.00	2.00	16.00
Reagents Storage and Supply	6.22	1.60	9.96
Liquid Reagents	4.17	1.60	6.68
Solid Reagents	2.28	1.60	3.65
Gas Reagents	13.80	1.60	22.07
Reagents Unloading Station	3.00	1.60	4.80
Direct Cost	1,296.49		2,073.03
Indirect Cost	440.45		704.26
Contingency	521.08		833.19
Owner’s Cost	327.02		389.67
Total Cost	2,585.05		4,000.15

Same base date, currency and exclusions stated in the section 3 are applicable to the estimate.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 4 - Operating Cost Estimate - July 28, 2026

Ramaco Resources
Brook Mine Critical Minerals Project

Initial Assessment Report - Section 4 - Operating Cost Estimate

2026-07-28	0	Issued for Use	G. Law	J. Gorst	F. Delgado
Date	Rev.	Status	Prepared By	Checked By	Approved By	Approved By
						Client

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 4 - Operating Cost Estimate - July 28, 2026

4.	Operating Cost			4-1

	4.1	OPEX Estimate Summary		4-1
		4.1.1	Maintenance Expense	4-2
		4.1.2	Reagents Expense	4-2
		4.1.3	Energy / Utilities Expense	4-3
		4.1.4	Labour Expense	4-5
	4.2	OPEX Basis of Estimate		4-7
		4.2.1	Reagents	4-7
		4.2.2	Consumables	4-8
		4.2.3	Energy / Utilities	4-9
		4.2.4	Plant Labour	4-10
		4.2.5	Maintenance	4-13
		4.2.6	General & Administration (G&A)	4-13
		4.2.7	Transportation & Logistics	4-13
		4.2.8	Allowances & Fees	4-13
		4.2.9	Contingency	4-13
	4.3	OPEX Case Study – Increased Throughput		4-14

List of Figures

Figure 4-1: Total OPEX Category Breakdown.	4-2
Figure 4-2: Reagent Annual Cost Breakdown.	4-3
Figure 4-3: Energy / Utilities Annual Cost Breakdown.	4-4
Figure 4-4: Electricity Cost Breakdown per WBS.	4-4
Figure 4-5: Plant Organization Chart.	4-12

List of Tables

Table 4-1: OPEX Summary.	4-1
Table 4-2: Plant Labour Count and Total Compensation.	4-6
Table 4-3: Reagent Unit Cost and Consumption.	4-8
Table 4-4: Consumable Unit Cost and Consumption.	4-9
Table 4-5: Utilities Unit Cost and Consumption.	4-10
Table 4-6: OPEX Comparison for 2.6M vs. 1.3M tpa ROM.	4-14

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4.	Operating Cost

Total operating cost is summarized in the following section. This estimate has been escalated based on increased HPA production (i.e., from 1,800 to 11,848 mt/y HPA), as per the request of Ramaco (email: “RE: HPA production”, received July 8th, 2026). For additional information regarding unit price, unit quantity, factors, and salaries, refer to Section 4.2.

4.1	OPEX Estimate Summary

The Operating Cost Estimate (OPEX) for the plant is 150.7 M USD. A breakdown of the expenses are shown in Table 4-1 and Figure 4-1 below, where CMO is the Critical Mineral Oxides equivalent (i.e., rare earth oxides, Sc2O3, GeO2, Ga2O3) and “Other” includes transportation logistics, allowances, and fees. Contingency and General & Administration (G&A) have been excluded from the estimate, as per Ramaco’s request.

Table 4-1: OPEX Summary.

Cost Component	Annual Operating Cost (M USD)	Unit Cost (USD / mt ROM)	Percentage of Total OPEX
Reagents	72.2	55.6	48%
Utilities	23.8	18.3	16%
Consumables	3.2	2.4	2%
Labour	22.0	16.9	15%
Maintenance	17.9	13.8	12%
G&A	-	-	-
Other	11.7	9.1	8%
Total (excl. contingency)	150.7	116.1	100%
Contingency[1]	-	-	-
Total (incl. contingency)	150.7	116.1	100%

[1]	Per Ramaco’s request, contingency was excluded from this estimate. Hatch advises on the inclusion of contingency to account for inherent uncertainties at this level of estimate maturity.

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Figure 4-1: Total OPEX Category Breakdown.

Major categories impacting the OPEX are the Maintenance, Reagents, Utilities, and Labour. Additional information regarding each of these categories is discussed in the sections below.

4.1.1	Maintenance Expense

Maintenance expenses account for the costs of maintenance materials and the annual contract works, with the former making up the majority of the cost (i.e., 94%). The 4% maintenance materials factor was based on typical pyrometallurgical and hydrometallurgical plants and was applied to the direct equipment and material costs from the capital cost estimate (CAPEX, H376597-0000-622-624-0001). Maintenance labour is accounted for in the general labour cost. As the Class 5 CAPEX estimates the equipment cost to be 421 M USD, the maintenance materials cost was estimated to be approximately 16.9 M USD per annum. See Section 4.2.5 for additional information.

4.1.2	Reagents Expense

Total annual reagent cost is 72.2 M USD. A breakdown of cost per reagent is presented in Figure 4-2 below. The “Other” category includes sodium hydroxide pellets, some organics (kerosene, TBP, PC-88A, n-dodecane), iron powder, soda ash, and flotation frother.

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Figure 4-2: Reagent Annual Cost Breakdown.

Main contributors to the reagent expense are chlorine gas and sodium hydroxide.

Ramaco is currently exploring alternative chlorine gas sourcing – i.e., chlorine recovery from PVC waste products – that could potentially decrease the procurement cost of chlorine gas. The alternative avenue is assumed to decrease the procurement cost to 100 USD per metric tonne of gas resulting in an annual savings of ~18 M USD. Refer to Section 6 – Project Risks & Opportunities for more information.

Primary sodium hydroxide consumption is in the off-gas treatment for the neutralization of SOx species and in waste neutralization. The sodium hydroxide consumption for waste neutralization could be decreased by recycling HCl-rich waste solutions (such as the Ge decanter waste) as reagent within the plant. This would save on hydrochloric acid and sodium hydroxide costs. However, test work is required to ensure these changes would not contaminate products such as MREC and Sc2O3.

4.1.3	Energy / Utilities Expense

Energy accounts for 16% of the total OPEX. A breakdown of total energy cost per type is shown in Figure 4-3 below. Costs associated with water and coal consumption were excluded from the diagram as they were assumed to not have any fees, as per RFI 0009 (H376597-0000-210-465-0009).

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Figure 4-3: Energy / Utilities Annual Cost Breakdown.

As shown in the above figure, electricity accounts for 97% of the energy cost. A further breakdown of electricity cost per Work Breakdown Structure (WBS) is shown below in Figure 4-4, where “Allowance” is a fixed 15% factor allocated for HVAC and conveyance needs. The “Other Areas” includes the following areas and account for minor electrical demand from pumps, agitators, small dryers, etc.:

●	Area 3200 – Pre-Treatment	●	Area 4500 – Residue Management
●	Area 4100 – Carbo-Chlorination	●	Area 5100 – Liquid Reagents
●	Area 4200 – Critical Mineral Recovery	●	Area 5200 – Solid Reagents

Figure 4-4: Electricity Cost Breakdown per WBS.

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Area 5300 accounts for the majority of electrical demand due to the air separation plant, which based on a preliminary vendor quotation would require 11.7 MW to operate.

4.1.4	Labour Expense

Labour cost to staff the plant during steady-state operation is estimated to be 22 M USD per annum. A breakdown of staff positions, salaries and annual cost are outlined in Table 4-2, where the position salary accounts for total compensation (inclusive of benefits, pensions, etc.). See Section 4.2.4 for additional information.

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Table 4-2: Plant Labour Count and Total Compensation.

Staff Position	No. of Shift Workers (# / shift)	No. of Day Workers	Total Employees	Position Salary (USD / y)	Annual Cost (USD / y)
Administration
Operations Manager	-	1	1	222,000	222,000
Superintendent[1]	-	1	1	161,000	161,000
Executive Assistant / Administrative Clerk	-	3	3	63,600	190,800
HR Specialist	-	-	-	99,800	-
Accountant	-	-	-	116,700	-
Security	2	-	10	55,200	552,000
HSE / Training Coordinators	-	2	2	94,100	188,200
Nurse	-	1	1	87,300	87,300
Production
Superintendent	-	1	1	161,000	161,000
General Foreman[2]	-	6	6	127,800	766,800
Shift Foreman[2]	6	-	30	120,400	3,612,000
Plant Operators[2]	15	-	75	98,767	7,407,500
Controls
Control Room Supervisor	-	1	1	127,800	127,800
Control Room Operators	4	-	20	117,700	2,354,000
Engineers
Chief Process Engineer	-	1	1	175,500	175,500
Process Control Engineer	-	2	2	164,600	329,200
Process Engineer[2]	-	5	5	159,100	795,500
Laboratory
Chief Assayer	-	1	1	127,200	127,200
Assayer	2	-	10	75,600	756,000
Maintenance
Superintendent	-	1	1	161,000	161,000
Foreman	1	-	5	120,400	602,000
Planner	-	1	1	120,400	120,400
Clerk	-	1	1	63,600	63,600
Millwrights / Tradesman	2	-	10	91,600	916,000
Welder / Fabricator	-	6	6	115,100	690,600
Machinist	-	2	2	98,100	196,200
Electrician	1	-	5	103,300	516,500
Instrument Technician	1	-	5	126,800	634,000
Serviceman / Tool Crib Attendant	-	1	1	58,200	58,200

[1]	Positions that may be shared with the Brook Mine facilities.
[2]	These positions are distributed in different process areas. The number presented is the sum required for the overall plant.

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4.2	OPEX Basis of Estimate

The OPEX is based on a typical steady-state operating year after ramp-up. The following parameters were used to estimate the costs associated with plant operation:

●	The currency is based on US dollars with a base rate of Q1 2026.

●	The intended accuracy is consistent with a conceptual study level definition.

●	All costs are exclusive of taxes or duties.

●	No forward escalation was included.

●	Feed and product transport costs are excluded.

●	No consideration is given to long term variation or averages for reagent / utility pricing or labour costs.

●	No allowance for overhead costs is considered in this estimate.

●	At Ramaco’s request, contingency has been excluded from this OPEX, and no allowance for unknown risks is included. As a result, the estimate carries an increased level of cost uncertainty and associated risk.

The estimate covers all costs expected during standard operation including:

●	Reagents & Consumables	●	General & Administration (G&A)
●	Energy / Utilities	●	Transportation & Logistics
●	Plant Labour	●	Allowances & Fees
●	Maintenance

The calculation methodology applied for each section of the OPEX is summarized below. Detailed estimate information, including major inputs, can be found in the OPEX estimate (H376597-0000-622-624-0001).

4.2.1	Reagents

Reagent unit rates were either provided by Ramaco or Hatch’s internal database based on prior vendor quotations. Consumption rates were calculated based on the Mass & Energy Balance (MEB) Stream Table (H376597-0000-210-216-0002, Rev. G). An allowance (5 vol.%) was included for annual replacement of organic solutions to account for expected degradation during operation. A breakdown of the reagent unit costs and consumptions is provided in Table 4-3 below.

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Table 4-3: Reagent Unit Cost and Consumption.

Reagent	Unit Cost		Unit Consumption		Unit Cost Source
Hydrochloric Acid (35 wt.%)	360	USD / mt	1.9	mt / h	Hatch in-house budgetary quote.
Sodium Hydroxide (50 wt.%)	424	USD / mt	8.9	mt / h	"
Sodium Hydroxide (Pellets)	855	USD / mt	3.4	kg / h	"
Kerosene	2,055	USD / mt	5.91	kg / h	"
TBP	8,095	USD / mt	0.51	kg / h	"
PC-88A	9,256	USD / mt	1.31	kg / h	"
n-Dodecane	600	USD / mt	13.91	kg / h	Client response to RFI 0009. Received May 27, 2026.
Hexane	1,066	USD / mt	562.3	kg / h	Hatch in-house budgetary quote.
Iron Powder	1,680	USD / mt	16.5	kg / h	"
Soda Ash	530	USD / mt	67.7	kg / h	"
Flotation Collector	5,720	USD / mt	31.8	kg / h	"
Flotation Frother	2,650	USD / mt	3.2	kg / h	"
Chlorine Gas	300	USD / mt	11.1	mt / h	Client email: “PVC and E-waste opportunity statements”. Received May 29, 2026.

[1]	These unit consumptions account for the annual replacement allowance factored on an hourly basis.

4.2.2	Consumables

General consumables considered in the OPEX include product packaging materials (bulk bags, drums, etc.), filter cloths, polish filter socks, and pallets. Non-quantified consumables are accounted for as part of a General Consumables allowance (see Section 4.2.8).

The unit cost of product packaging materials were either sourced from vendors or provided by Ramaco. Consumption rates for product packaging were based on the maximum allowable volume or weight for a given item. A cost allowance per filtration area was allocated to the filter cloths and polish filter socks based on in-house data. Filter cloth demand was based on preliminary equipment sizing of filter presses and candle filters. A breakdown of consumable unit cost and consumption is shown below.

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Table 4-4: Consumable Unit Cost and Consumption.

Consumable	Unit Cost		Unit Consumption		Unit Cost Source
Fiber Drums	68	USD / drum	13,721	drums / y	Uline Fiber Drums, 55 gallons.
Plastic Bottles	2.90	USD / bottle	2,118	bottles / y	Uline EZ-Pour F-Style Jugs
Bulk Bags	9.99	USD / bag	15,012	bags / y	Palmetto Industries Bulk Bags (FIBC) - Duffle Top, Flat Bottom, 35” x 35” x 40” .
Pallets	55	USD / pallet	18,442	pallets / y	Uline New Wood Pallets, Heat-Treated Export. 48” x 48".
Filter Cloth[1]	75	USD / m2	7,851	m2 / y	Allowance

[1]	This cost includes material and installation.

Hatch assumed that fiber drums would be used to package GeO2, MREC, and Sc2O3, while plastic bottles would be used for liquid gallium metal and bulk bags would be used for Al2O3 and SiO2. Pallets are assumed to be used for the transportation of fiber drums and bulk bags, with each pallet carrying either 4 drums or 1 bulk bag.

4.2.3	Energy / Utilities

This section considers costs associated with energy consumption from local grids, natural gas, coal, and diesel as well as any associated costs with water consumption.

Energy consumption was calculated based on preliminary sizing of major equipment. Unit costs were either provided by Ramaco or based on recent U.S. Energy Information Administration (EIA) data. A miscellaneous power consumption factor (15%) on the total power requirement has been included to account for HVAC and conveyance demand. An diesel allowance of 200 L / day was allocated for all non-electric vehicles (i.e., forklifts, utility vehicles, etc.).

Water consumption was calculated based on the MEB Stream Table and Staffing Plan. A potable water allowance (300 L / person / day) has been included based on prior Hatch experience. As per the client response to RFI 0009 (H376597-0000-210-465-0009), no consumption cost is associated with water as it is being pumped from a local well.

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Table 4-5: Utilities Unit Cost and Consumption.

Utilities	Unit Cost		Unit Consumption		Unit Cost Source
Water
Raw Water	-	USD / m3	387	m3 / h	Client response to RFI 0009.
Potable Water	-	USD / m3	300	L / person / day	"
DI Water	-	USD / m3	31	m3 / h	"
Electricity
Consumption	94.0	USD / MW	30.4	MW	Client email: “Operating Cost Estimate – Client Comments”. Received July 9, 2026.
Connection	-	USD / MW	-	-	Client response to RFI 0009.
Other
Natural Gas	1.30	USD / MW	66.4	MW	U.S. Energy Information Administration. Converted from cubic feet.
Diesel	0.94	USD / L	200	L / day	"
Coal	-	USD / mt	29.3	mt / h	Client response to RFI 0009.

4.2.4	Plant Labour

The staffing plan and labour rates from the previous conceptual study were used as basis for this phase.

Staffing was divided into three main groups: production, maintenance, and administration. Production was further broken down into the following six subgroups, based on the WBS:

●	Area 2300, 2400, 4700, 5000 – Reagents, Utilities & Product Storage

●	Area 3100 – Physical Separation

●	Area 3200 – ROM Drying & Roasting, Coal Coking

●	Area 4100, 4220, 4240, 4600 – Carbo-Chlorination & Pyrolysis

●	Area 4210, 4230 – Gallium & Germanium Recovery

●	Area 4300 – Water Leach, REE & Scandium Recovery.

Each production area was assigned a general manager (i.e., general foreman), a shift foreman, and a series of operators. Number of operators per area was based on process complexity and expected operator workload. With the exception of the Reagents, Utilities & Product Storage area, a process engineer was also assigned to each area.

Within the administrative group, some positions have been highlighted as optional for this facility. The HR specialist and accountant are assumed to be shared with the existing Brook Mine facility, as such their salaries were excluded from this estimate. The nurse is assumed to solely be a day position due to the plant’s proximity to the local hospital. The administration superintendent is currently assumed to be a day position but there is the potential for the role to be shared with the other Brook Mine facility and removed from this estimate.

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Shifts were defined as 12-hour shifts with an expected roster of two day shifts and two night shifts followed by four days off. Five workers would be required to cover one shift work position, accounting for leave and illness.

The labour plant is outlined in Figure 4-5 below, where the administrative superintendent has been highlighted as an optional position that could be shared with the Brook Mine staff. The HR specialist and accountant have excluded based on assumptions listed above.

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Figure 4-5: Plant Organization Chart.

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4.2.5	Maintenance

An allocation for maintenance material expenses was included in the OPEX. Maintenance materials costs were factored based on the CAPEX mechanical and material cost. A factor of 4% was used for the plant based on typical plants (pyrometallurgical and hydrometallurgical) and due to the high temperatures, and chlorine corrosion risks. This factor does not include maintenance labour, which is captured in the labour cost.

An annual contract work allowance was added in case of additional maintenance expenses. An allowance of 1 million USD per year was included.

4.2.6	General & Administration (G&A)

Administrative expenses costs include, and are not limited to, software licenses, business travel, training, etc. As per Ramaco’s request, G&A has been excluded from the OPEX as the expenses will be account for by the Owner.

4.2.7	Transportation & Logistics

A residue handling & off-site transportation fee of 1 USD / mt was included for the disposal of rejected quartz, ZLD waste, Chlorine Recovery (Area 4600) waste and crud waste outside of the plant site. This includes transportation of the waste to a dry stacking area.

Costs for final product outbound logistics were excluded in this study.

4.2.8	Allowances & Fees

General consumables allowance was factored based on the total OPEX excluding contingency. This cost accounts for non-quantified reagents (ex. cooling tower reagents) and consumables (ex. ceramic filters). A factor of 0.5% was used for the plant.

Equipment facility fees have been included for the air separation plant based on the preliminary vendor quotation from Messer as part of their Build, Own & Operate program.

4.2.9	Contingency

At Ramaco’s request, contingency has been excluded from this OPEX, and no allowance for unknown risks is included. As a result, the estimate carries an increased level of cost uncertainty and associated risks.

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4.3	OPEX Case Study – Increased Throughput

The following table summarizes an order-of-magnitude OPEX based on an increased ROM throughput (i.e., from 1.3 to 2.6 million dry tonnes per annum), in comparison with the original throughput of 1.3Mtpa ROM.

Table 4-6: OPEX Comparison for 2.6M vs. 1.3M tpa ROM.

Cost Component	2.6 Mtpa ROM		1.3 Mtpa ROM
	Annual Operating Cost	Unit Cost	Annual Operating Cost	Unit Cost
	(M USD)	(USD / mt ROM)	(M USD)	(USD / mt ROM)
Reagents	144.3	55.5	72.2	55.6
Utilities	47.5	18.3	23.8	18.3
Consumables	6.3	2.4	3.2	2.4
Labour	22	8.5	22	16.9
Maintenance	29.9	11.5	17.9	13.8
G&A	-	-	-	-
Other	23.4	9.0	11.7	9.1
Total (excl. contingency)	273.4	105.2	150.7	116.1
Contingency[1]	-	-	-	-
Total (incl. contingency)	273.4	105.2	150.7	116.1

[1]	Per Ramaco’s request, contingency was excluded from this estimate. Hatch advises on the inclusion of contingency to account for inherent uncertainties at this level of estimate maturity.

The cost components were costed as per the Basis of Estimate and scaled accordingly based on the increased ROM throughput. The following exceptions were made for the order-of-magnitude estimate:

●	The staffing plan was assumed to be unchanged.

●	Daily allowances (ex. Diesel, potable water) were assumed unchanged.

●	Maintenance material allowance was based on the direct mechanical equipment & material cost, escalated using the 6/10th rule.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 5 - Preliminary Execution Strategy and Schedule - July 28, 2026

Ramaco Resources
Brook Mine Critical Minerals Project

Initial Assessment Report - Section 5 - Preliminary Execution
Strategy and Schedule

2026-07-28	0	Issued for Use	F. Delgado	C. D’Cunha	J. Gorst
Date	Rev.	Status	Prepared By	Checked By	Approved By	Approved By
						Client

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 5 - Preliminary Execution Strategy and Schedule - July 28, 2026

5.	Preliminary Execution Strategy and Schedule			5-1
	5.1	Engineering Development		5-1
		5.1.1	Scoping Study	5-1
		5.1.2	Pre-Feasibility Study	5-1
		5.1.3	Feasibility Study (FS)	5-2
		5.1.4	Basic Engineering/FEED	5-3
	5.2	Conceptual Plot Plan		5-4
		5.2.1	Site Constraints	5-4
		5.2.2	Site Laydown and/or Expansion	5-5
		5.2.3	1110 – Site Access Roads	5-6
		5.2.4	1210 – Electrical Power Supply	5-7
		5.2.5	1220 – Raw Water Supply	5-7
		5.2.6	2120 – Roads and Stormwater Management	5-7
		5.2.7	2130 – Stormwater Ponds	5-7
		5.2.8	2210 – Main Substation	5-8
		5.2.9	2710 – Gatehouse Building	5-9
		5.2.10	2720 – Administration Building	5-9
		5.2.11	2750 – Maintenance Building	5-10
		5.2.12	2750 – Warehouse – Parts and Products	5-10
		5.2.13	3120 – Grade Benches for Crushing Circuit	5-11
	5.3	Procurement Strategy		5-12
	5.4	Permitting		5-14
	5.5	Execution Schedule		5-14

List of Figures

Figure 5-1:	Plot Boundaries.	5-5
Figure 5-2:	Laydown / Expansion Areas.	5-5
Figure 5-3:	General Plant Access Road.	5-6
Figure 5-4:	Haul Truck Access Point.	5-6
Figure 5-5:	Tie-in To Electrical Grid.	5-7
Figure 5-6:	Pond Arrangements.	5-8
Figure 5-7:	Electrical Switchyard.	5-8
Figure 5-8:	Gatehouse.	5-9
Figure 5-9:	Administration Building.	5-10
Figure 5-10:	Maintenance Building.	5-10
Figure 5-11:	Product Storage Building.	5-11
Figure 5-12:	Grade Benches for Crushing Circuit.	5-12
Figure 5-13:	ROM / Coal Stockpiles and Reclaim.	5-12

List of Tables

Table 5-1:	Major Equipment Supply Contracts.	5-13
Table 5-2:	Major Construction Contracts.	5-13

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5.	Preliminary Execution Strategy and Schedule

A high-level strategy and schedule for executing the Brook Mine Critical Minerals Project has been developed, including:

●	Identifying phases of engineering development.

●	Identifying critical equipment supply packages.

●	Presenting a level 1 schedule for executing the project and discussing opportunities and risks of the different flowsheet options.

5.1	Engineering Development

The following subsections discuss the assumed program for engineering development. A staged project delivery model is recommended as indicated in the following subsections. The novel nature of the process necessitates a rigorous engineering development program.

5.1.1	Initial Assessment Study

The initial Assessment Study study was completed by a small team, primarily consisting of process engineers. The objective of the scoping phase was to advance understanding of the process options in preparation for the Pre-Feasibility Study (PFS, Option Selection) phase. It is expected the pre-feasibility study will be completed in parallel to metallurgical test work.

Initial Assessment study tasks include:

●	Developing the process design criteria (PDC) including incorporating available test data.

●	Developing block flow diagrams (BFD) and preliminary mass-energy balances (MEB).

●	Developing a conceptual level plot plan for each option.

●	Identify major utility requirements including power supply, water supply, etc.

●	Develop capital estimates according to AACE Class 5 guidelines and operating cost estimates.

5.1.2	Pre-Feasibility Study

The objective of the Pre-Feasibility Study (PFS) is to advance the flowsheet options based on test work data and then to select the preferred option to use as the basis of the Feasibility Study (FS) phase. The PFS team will consist mostly of process engineers supported by some discipline engineers and cost estimators.

PFS tasks include:

●	For each option:

♦	Advancing process deliverables such as the PDC and MEB, and developing process flow diagrams (PFDs).

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♦	Advancing the plot plan.

♦	Obtaining budget quotes for the supply of major equipment.

♦	Generating capital cost estimates according to AACE Class 4 (-/+30%) guidelines and operating cost estimates.

♦	Assessing environmental considerations.

♦	Developing a level 2 project execution schedule.

●	Completion of a preliminary geotechnical investigation. As required, the sites will be assessed and the information is to be incorporated in engineering development.

●	Selection of a preferred process option.

●	Developing a workplan for the FS phase of the project.

The PFS phase is expected to take 9–11 months to complete.

5.1.3	Feasibility Study (FS)

The main objective of the FS is to develop, for the selected process option, the project definition sufficiently to support an economic decision. The FS team will include process engineers, discipline engineers, planners, and estimators.

Tasks required to meet this objective include:

●	Advancing the process deliverables including the PDC, PFDs and MEB. Available test data to be incorporated when possible.

●	Completing applicable (secondary) trade-off studies to establish the plant configuration and to minimize the project’s carbon footprint.

●	Completing a feasibility level geotechnical investigation to support the feasibility study designs.

●	Developing Piping and Instrumentation Diagrams.

●	Developing a 3D model of the facility and associated site plans.

●	Development of Functional Descriptions including Control and Operating Philosophy.

●	Supporting the permitting effort including providing emissions inventory data.

●	Progressing discipline engineering to FS level including discipline design criteria, mechanical equipment list, high-level piping & instrument diagrams (P&IDs), single line diagrams (SLDs), process control architectural diagrams, and IO lists.

●	Completing a preliminary Hazard and Operability Study (HAZOP).

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●	Preparing detailed technical specifications for major equipment supply packages and issuing to vendors for multiple budgetary proposals to support the CAPEX and project execution schedule.

●	Preparing a project execution strategy and level 3 schedule.

●	Developing a capital cost estimate as per AACE Class 3 guidelines with an intended accuracy of +/- 15%. High-level material take-offs (MTOs) will be developed for all disciplines (for example, concrete MTOs will be developed based on building footprints with consideration for equipment loads and geotechnical conditions, structural steel MTOs will be generated based on building volumes and in-house data).

●	Developing an operating cost estimate with an intended accuracy of +/- 15%.

●	Completing a project risk review workshop.

●	Developing the FS final report.

The FS will be used by Ramaco in support of its internal project gate review program to secure approval and funding for the project.

5.1.4	Basic Engineering/FEED

The objective of the Basic Engineering/FEED phase will be to prepare the project to proceed with full execution. Home office engineering and procurement teams would ramp-up in preparation for EPCM.

Assumed Basic Engineering/FEED tasks include the following:

●	Developing commercial documents to support issuing requests for proposals to vendors and contractors.

●	Issuing RFPs for critical equipment supply packages, obtaining firm price bids and completing bid clarifications, evaluations, and recommendations in preparation for award.

●	Completing a geotechnical investigation to support detailed engineering.

●	Developing and firm price bid packages for the supply of other major equipment, obtaining multiple bids, complete clarifications, bid evaluations and recommendations for award.

●	Updating the 3D model to incorporate available vendor data and input from the preliminary HAZOP.

●	Developing Site Preparations and Early Work contract documents and issuing to contractors to obtain firm price bids. Complete bid clarifications and evaluations in preparation to award.

●	Developing a detailed project execution plan and schedule.

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●	Developing the Project Procedures Manual (PPM).

●	Re-estimating the project CAPEX.

●	Generating the “project control documents” (CAPEX and schedule).

5.2	Conceptual Plot Plan

Ramaco provided Hatch with a suggested location for the commercial plant site. This location took into consideration the local topography, existing road layout, property boundary line as well as permit area. Hatch has developed the layout with the assumption that grading will be carried out by Ramaco to provide a level site for the main plant, with appropriate benches to accommodate the crushing circuit.

See drawings H376597-0000-203-290-0001 & 0002 for Site Plan and Plot Plan. Some key aspects of the layout are discussed on the following pages.

5.2.1	Site Constraints

The site area has 4 general constraints:

A.	West Side – Existing county roads and private road and Ramaco’s property line

B.	North Side – Ramaco property line / Permit area

C.	East side – Existing creek

D.	South Side – Existing Interstate Highway

Hatch was advised to locate the plant at least 500 ft from the property and road constraints. Hatch placed the fenceline ~500 ft from the west side roads. During the project model review, Ramaco advised that there is leased area and it prefers all plant entities, including parking lots to reside on owned real property. This lot boundary was subsequently added to the layout, which highlights the fact that the proposed parking locations straddle the boundary between owned and leased property. A layout modification to relocate the parking areas within the owned property will be facilitated in the next project phase. Refer to. Refer to Figure 5-1.

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Figure 5-1: Plot Boundaries.

5.2.2	Site Laydown and/or Expansion

Areas for plant operations laydown have been situated within the current layout. These areas may be utilized, in part, for expansion purposes. Note, that it is always advisable to allow for permanent laydown areas to facilitate efficient plant operations. Refer to Figure 5-2 for areas marked for these purposes.

Figure 5-2: Laydown / Expansion Areas.

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5.2.3	1110 – Site Access Roads

Access for road vehicles has been provided along the existing Coal Bank Rd. One access road is south of the plant, while the other is across from the existing Slater Creek Rd. Both of these access points are south of the existing private road, South Ash Creek Rd. See
Figure 5-3 below.

Figure 5-3: General Plant Access Road.

It is common practice to separate haul truck traffic from road traffic for practicality and safety purposes. For the current layout, the approach taken is to have a separate haul truck access point to a raised bench within the site, allowing for a rear dump station to the primary crushing circuit for both ROM and Coal feeds. It is assumed that Ramaco will grade local roads to ensure access at this elevation meets acceptable grade inclines for safe operation of the haul trucks. Refer to Figure 5-4.

Figure 5-4: Haul Truck Access Point.

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5.2.4	1210 – Electrical Power Supply

It is assumed that there will be an electrical tie-in from south of the existing interstate highway, running north to the south west corner of the plant. See Figure 5-5.

Figure 5-5: Tie-in To Electrical Grid.

5.2.5	1220 – Raw Water Supply

It is the assumption that raw water will be accessible to the site by means of locally drilled wells.

5.2.6	2120 – Roads and Stormwater Management

The site roads have been laid out with 13 ft wide lanes, along with 4 ft wide shoulders. The road layout can accommodate 40 ft truck trailers (60 ft minimum road radius for main plant roads). There is an allowance for 40 ft easements from a building/structure to the edge of road shoulders, which allows for space for buried services, e.g. firewater lines, and/or drainage systems, e.g. stormwater ditches. An allowance of 10ft clearances adjacent to the road shoulders has been included for these utility/drainage purposes (allowance to be verified in the next phases of the project).

5.2.7	2130 – Stormwater Ponds

For the current project phase, the layout has provision for three stormwater ponds for surface water runoff requirements across the site. The ponds’ location take advantage of natural topographical runoff valleys. Refer to Figure 5-6.

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Figure 5-6: Pond Arrangements.

5.2.8	2210 – Main Substation

The electrical switchyard is located in the Southwest quadrant of the plot. It is separated from the plant by an interior fence, allowing access from the west by the local utility corporation, and from the east by plant personnel. Refer to Figure 5-7.

Figure 5-7: Electrical Switchyard.

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5.2.9	2710 – Gatehouse Building

A gatehouse is located at the west entrance of the plant to validate deliveries and monitor incoming and outgoing trucks. Gatehouse personnel can direct incoming vehicles to staging, the truck scale or through to the main plant area. This scale is dedicated to a lane that runs adjacent to a bypass lane, as some trucks do not need to be weighed before entering the plant. For vehicles transporting materials and feedstock into the facility, an accurate record must be made of their payload. As such, a truck scale has been included with a clear view to the gatehouse. Refer to Figure 5-8. In addition, the gatehouse will serve as the first entry point for visitors and staff. Alternatively the general staff could enter through to the administration building by means of a controlled turnstile through the perimeter fence.

Figure 5-8: Gatehouse.

5.2.10	2720 – Administration Building

The administration building is the primary building which houses the largest contingent of operations personnel. It is located on the west end of the plot, adjacent to both the employee parking area and the employee entrance gate and thus allows for swift evacuation out of the plant area in the event of an emergency. The Administration Building consists of a single-story building on grade and would be fully finished with heating and air conditioning systems. Floor plans have not yet been developed but the layout area assumes inclusion of a control room, change rooms, laboratory, lunch room, medical room, meeting rooms, offices, security office, training room, and washrooms. Refer to Figure 5-9.

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Figure 5-9: Administration Building.

5.2.11	2750 – Maintenance Building

A Maintenance Building is also included, adjacent to the administration building, for general maintenance to be performed on plant equipment, as well as select mobile equipment such as forklifts and small trucks. The building has space allocation for parts storage, two washrooms and an office. The building is on the west side of the truck yard, across from the warehouse, which allows for efficient retrieval of additional spare parts from stores. There are 4 vehicle access doors to accommodate road vehicles, forklifts or bobcats, and a 20 ft flatbed truck for delivery of larger equipment such as agitator assemblies. An overhead crane will be installed to allow for equipment to be loaded off and onto a truck. Refer to Figure 5-10.

Figure 5-10: Maintenance Building.

5.2.12	2750 – Warehouse – Parts and Products

A warehouse is included in the west half of the plant. This building would house end products, general supplies and general equipment spare parts on steel racking allowing for 3 pallets high of storage (to allow a general forklift to handle warehouse operations). Should the building be required to increase the storage capacity, the plant layout can be modified in the next project phase to extend the footprint to suit. An option would be to increase the building height to accommodate taller racking, however, that would necessitate using reach trucks to lift loads to higher levels.

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The building has been designed with two grade level loading bays (via ramp) to accommodate hard side containers with rear door loading. In addition, there is a drive-in bay to permit loading/unloading of a 20 ft flatbed trailer by means of an overhead crane. The 20 ft flatbed truck can then distribute materials throughout the site. A washroom has been included within the layout for the building. Refer to Figure 5-11.

Figure 5-11: Product Storage Building.

5.2.13	3120 – Grade Benches for Crushing Circuit

The inclusion of a crushing circuit requires a difference in elevations to permit a gravity fed crusher feed system. This arrangement often utilizes the local topography to establish an elevated bench for the haul trucks to dump loads into a feed bin/hopper.

Downstream of this primary stage crushing, are either secondary crushers or transfer stations (if required). The crushed material is then conveyed to a crushed stockpile (within an enclosed building for environmental purposes). From there, a reclaim system is utilized to provide a constant feed to the process. Two options were considered for the reclaim system:

(1) Front end loader transfer from stockpile to feed hopper along conveyor, or

(2) Subterrain reclaim feeder along with tunnel.

For the purposes of this project phase, Ramaco suggested that we consider a below ground feeder arrangement which requires a tunnel below the stockpiles. In order to establish a shallow angle on the transfer conveyor, an elevated bench was considered to minimize the overall circuit footprint, i.e. having the stockpile buildings on the same grade elevation as the main plant would require a greater distance between the receiving process equipment and the stockpiles due to the maximum angle of the conveyor arrangement. Refer to Figures Figure 5-12 and Figure 5-13.

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Figure 5-12: Grade Benches for Crushing Circuit.

Figure 5-13: ROM / Coal Stockpiles and Reclaim.

5.3	Procurement Strategy

An Engineering, Procurement and Construction Management (EPCM) execution strategy is assumed for the project.

Major process equipment supply packages, and assumed vendor post-award design and fabrication durations, are listed in Table 5-1. Durations are assumed based on experience from previous projects. Note that equipment supply durations may vary considerably due to recent supply chain disruptions.

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Table 5-1: Major Equipment Supply Contracts.

Package Title	Lead Time (in weeks)

Large Transformers	110
Fluid Bed Calciners	77
Solvent Extraction	69
Filter Presses	52
Evaporators and Crystallizers	52
Baghouses	48
Scrubbers	40
Cooling Towers	40

A list of assumed major construction contracts are highlighted in Table 5-2. At this stage of project development, it is assumed that the construction contracting strategy will not change significantly between process flowsheet options, with only the scope and size of the major contracts changing.

Table 5-2: Major Construction Contracts.

Package No.			Package Title	Remarks
Type	Category	Sequence
EPC CONTRACTS - Design, Supply & Install
T	A	001	Administration Building, Laboratory, Gate House. Includes lighting, HVAC, finishes, utilities, and furniture. It is assumed that these buildings are physically separated from other structures.	Fixed Price. Excludes foundations
T	A	002	Process Buildings. Conceptual layout to be developed during FS including equipment loading information.	Fixed Price. Excludes foundations
T	A	003	Warehouses and Maintenance Shop including HVAC, lighting, utility distribution and overhead crane (in maintenance shop).	Fixed Price. Excludes foundations
CONSTRUCTION CONTRACTS
C	A	001	Site Development, Grading, Plant Roads, Drainage, and buried services.	Unit Rate
C	C	001	Site Wide Foundations/Concrete - supply and installation	Unit Rate
C	D	001	Final Grading, Site Finishes and Paving	Unit Rate
C	M	001	Structural, Mechanical, Piping, Electrical and Instrumentation (SMPEI). Includes the installation of “free issued” equipment.	Lump Sum
C	E	001	High voltage and medium voltage equipment installation including Main Substation, distribution, and E-Houses.	Lump Sum

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5.4	Permitting

The objective of this section is to identify and discuss the major permits and regulatory approvals that may be required for the construction and operation of the proposed facility based on the current understanding of the project. As the project advances and the design, footprint, and execution strategy become better defined, additional permitting requirements may be identified, and the permitting strategy may be refined accordingly.

Depending on the final project scope, funding structure, federal involvement, and regulatory jurisdiction, a review under the National Environmental Policy Act (NEPA) may be required. Should NEPA applicability be triggered, the appropriate federal agency could undertake an environmental review to evaluate potential impacts associated with the proposed facility. The extent of such a review would depend on the nature of the federal action involved and the potential environmental effects identified during project development. NEPA reviews can be comprehensive and, where required, may represent a significant component of the overall permitting schedule. At this stage, the applicability and scope of any potential NEPA review have not yet been determined.

Permitting for the new facility at the State and Federal level, assuming that a NEPA is not required, is assumed to take one year to complete. If a NEPA is required, however, permitting could take up to three years to complete.

5.5	Execution Schedule

A high-level project execution schedule, for the Brook Mine Critical Minerals Project, including Pre-Feasibility Study, Feasibility and FEED project development stages, is presented in Appendix A. All durations are based on preliminary information and/or experience from other projects.

Permitting tasks have been included assuming that a NEPA will not be required and that permit documents can be developed based on interim Feasibility level documents.

Development of a novel process is a journey of discovery and is therefore unpredictable. The path forward should be re-evaluated following completion of each development phase. In some cases, design concepts may need to be changed and a project engineering phase repeated accordingly.

This schedule is presented to facilitate discussions regarding project execution strategies.

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Appendix A:
Execution Schedule

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Task/Milestone Description
2027
2028
2029
2030
2031
2032
Q1 Q2 Q3 Q4
Pre-Feasibility Study
PFS Contract Award
Technology Selection Study
Process Testwork
Site Location Study
Technology and Location Selected
Process Deliverable Development
PFS Plot Plan Development
PFS Process Deliverables and Plot Plans Frozen
Discipline Engineering
Obtain Budget Prices from Vendors
Project Execution Planning, CAPEX, OPEX
Final Report
Feasibility Study
FS Contract Award
Process Deliverable Updates
Trade-off Studies (Secondary Systems)
Process Deliverables and Plot Plan Frozen
3D Model Development
Geotechnical Investigation
Discipline Engineering
Budget Price Bid Cycles
Project Execution Planning, CAPEX, OPEX
Preliminary HAZOP and Project Risk Workshop
Final Report
Feasibility Study Complete
Permits
Documents Drafted
Develop Permit Application Documents
Submit Permit Application
Government Review/Approval
Government Review/Approval
Update Permit with FS Design and Re-submit
Permit Approved for Construction
Project Execution
Detailed Geotechnical Investigation
Basic Engineering/FEED
Full Approval to Proceed with Execution
Detailed Engineering
Procurement, Fabrication, FAT and Delivery
Site Preparation & Civil
Concrete works
Buildings works
MPEI works
Pre-operational Testing
Plant Start-up
Plant Hot Commissioning and Ramp-up

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 6 - Project Risks and Opportunities - July 28, 2026

Ramaco Resources

Brook Mine Critical Minerals Project

Initial Assessment Report - Section 6 - Project Risks and Opportunities

2026-07-28	0	Issued for Use	G. Maskaluk	J. Gorst	F. Delgado
Date	Rev.	Status	Prepared By	Checked By	Approved By	Approved By
						Client

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6.	Project Risks and Opportunities			6-1
	6.1	General Risks		6-1
	6.2	Opportunities		6-2
		6.2.1	Chlorine Recovery from PVC	6-2
		6.2.2	E-Waste Feed Integration	6-7
		6.2.3	Execution Schedule Acceleration	6-8

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6.	Project Risks and Opportunities

A risk register has not been developed for this phase of the project. A risk review and register preparation are recommended to be prepared at the start of the pre-feasibility study, for the selected flowsheet. Higher risks and opportunities are summarized in the sections below.

6.1	General Risks

Major risks that apply to the current flowsheet include:

●	Preparation of flowsheet for separation may be compromised due to lack of definition on project concept. The project concept needs to be defined based on test work data in the next phase of the project.

●	Test work for the current flowsheet including carbo-chlorination is not available, as such, the process definition cannot be frozen. Additional updates/rework may be required if test work results indicate changes to the process definition.

●	Pyrometallurgical equipment operability will likely be lower than the overall plant operation (92%) due to the limited experience with the equipment. More frequent and longer downtimes may be required, especially in early phases of plant operation.

●	The nitrogen and oxygen demand may increase based on incoming test work data, changes in process definition, and equipment modification. Specifically, the carbo-chlorination units may require oxygen addition to maintain the target operating temperatures. The Air Separation Plant footprint, power demand, and equipment fee will be impacted if the demand for nitrogen and oxygen gases increases.

●	The quartz removal efficiency from the beneficiation area has not been confirmed. Larger equipment may be needed in all areas downstream of the beneficiation if the quartz removal is less efficient than expected.

●	A more robust off-gas treatment system may be needed for the project. Off-gas species and amounts from pyrometallurgical units need to be confirmed.

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●	Many equipment pieces are preliminary customizations for the new flowsheet including the carbo-chlorination units. Bespoke equipment will require additional testing and definition to ensure their operability at a commercial scale.

6.2	Opportunities

A list of opportunities identified by Ramaco for the selected flowsheet are outlined below.

6.2.1	Chlorine Recovery from PVC

The recovery of chlorine gas from scrap polyvinyl chloride (PVC) by thermal pyrolysis and HCl oxidation was identified by Ramaco as a potential opportunity to reduce the amount of purchased Cl2, and thereby operating cost, for the carbo-chlorination circuit. Through the “Technical Opportunity Statement PVC Waste Pyrolysis as a Chlorine Make-Up Source for Carbochlorination” dated May 2026, Ramaco requested that Hatch obtain budget-level capital and operating cost estimates from HCl oxidation vendors. The following subsections summarize Hatch’s correspondence with specialist vendors Sumitomo Chemical (Section 6.2.1.1) and Thyssenkrupp Nucera (Section 6.2.1.2), as well as a preliminary list of additional considerations that may need to be addressed in subsequent engineering phases (Section 6.2.1.3).

6.2.1.1	Sumitomo Chemical HCl Oxidation Process

Sumitomo Chemical is a technology licensing supplier of a Deacon HCl oxidation process to produce a chlorine gas product. Technip Energies owns the exclusive licensing rights to Sumitomo Chemical’s HCl oxidation technology. Hatch has engaged in preliminary discussions with Technip Energies, and a summary of the correspondence can be found below. Note that an NDA must be executed to receive capital and operating cost estimates.

●	Sumitomo Chemical has 23 years of experience in HCl oxidation with their first commercial installation in 2003. Currently they have 10 installed licensees, primarily in the MDI/TDI industries

●	Sumitomo Chemical owns the technology and supplies the catalyst, Technip Energies licenses the technology, and JFE Engineering Corporation supplies the reactor

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●	In Sumitomo Chemical’s HCl oxidation process gaseous HCl and oxygen is fed to a fixed-bed tubular reactor to produce chlorine gas. The exothermic energy released from HCl oxidation is recovered to produce steam. The chlorine gas is then scrubbed with water to remove unreacted HCl, producing a by-product of muriatic acid. The chlorine gas is then dried using sulphuric acid and purified to remove inert gases. A schematic of the process can be found in Figure 6-1.

●	Chlorine gas purity: 99.7 vol.% (for MDI/TDI references)

●	HCl conversion: ~85%

♦	Increased to ~90% conversion with the addition of an HCl stripper

♦	Increased to ~98% conversion with full azeotropic distillation system

●	Reactor catalyst: RuO2/TiO2

●	Catalyst lifespan: >2 year (typically 2.5 years)

♦	HCl feed purity can significantly influence the catalyst lifespan. Impurities such as bromides, sulphur, and organics will reduce catalyst lifespan. Impurity definition is crucial for assessing catalyst replacement frequency and overall suitability of Sumitomo Chemical HCl oxidation process

●	A single train can be designed within the production range of 60-240 ktpa of chlorine gas

●	Energy consumption of Sumitomo Chemical’s process is approximately 8-10 times less than HCl electrolysis with oxygen-depolarized cathode

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Figure 6-1: Sumitomo Chemical HCl Oxidation Process Schematic

6.2.1.2	Thyssenkrupp Nucera HCl Oxidation Process

Thyssenkrupp Nucera provides an oxygen-depolarized cathode hydrochloric acid (ODC-HCl) electrolysis technology to produce a chlorine gas product. Hatch has engaged in preliminary discussions with Thyssenkrupp, and a summary of the correspondence can be found below.

In addition, Thyssenkrupp has provided an order of magnitude plant area cost of 120,000,000 Euro, inclusive of engineering and bulking material for piping, electrical, and instrumentation. Cost associated with structural steel, civil works, and erection activities are excluded. Estimated utility and power consumption was also provided.

Note that Thyssenkrupp is discussing internally if an NDA is required to provide capital and operating cost estimates.

●	Thyssenkrupp Nucera has over 600 electrochemical plant references and 40 references providing full engineering, procurement, and construction services.

●	In the ODC-HCl process, hydrochloric gas and demineralized water are fed to an HCl absorber to produce a 28-37 wt.% HCl solution. This solution is mixed with a depleted recirculating HCl solution to create a 14 wt.% HCl solution for feeding to the anode side of the electrolysis cell where anodic oxidation occurs, producing chlorine gas. Oxygen is fed on the cathode side to react with hydrogen ions to produce an acid wastewater stream. A schematic of the process can be found in Figure 6-2.

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●	Chlorine gas purity: not provided.

●	HCl conversion: ~98%.

●	Cathode and anode replacement/refurbishment frequency was not provided.

●	Membrane lifespan: 4-8 years.

●	The target chlorine gas production of 10-11 tph is within the technologies capability and aligns with other built plants.

●	Operational flexibility is a key advantage of the ODC-HCl process as it can operate at lowered Cl2 throughput capacities and increasing HCl production if desirable based on market conditions.

●	Disadvantage of the electrolysis process is high electrical power consumption.

●	Thyssenkrupp highlighted the importance of mitigating impurities, particularly organics. Impurity definition is crucial for assessing membrane replacement frequency and overall suitability of the HCl-ODC process.

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Figure 6-2: ThyssenKrupp Nucera HCl-ODC Electrolysis Process Schematic

6.2.1.3	Future Considerations

To further develop the potential opportunity to recover chlorine gas from scrap PVC, Hatch has prepared a preliminary list of considerations be addressed in subsequent engineering phases:

●	Receive preliminary cost estimates from HCl oxidation vendors (on-going).

●	Identification of scrap PVC supply source and composition.

●	Ideation session(s) should be completed to identify suitable reactor(s) for PVC thermal pyrolysis at a commercial scale.

●	Mass and energy balance, order of magnitude capital and operational cost assessment of selected pyrolysis technology.

●	Pyrolysis reactor test work to confirm reactor viability and define off-gas impurities.

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●	Provide HCl oxidation vendor(s) updated HCl gas composition to determine HCl gas treatment requirements to adhere with vendor inlet specifications. This will also inform off-gas equipment selection.

●	Order of magnitude capital and operating cost of the complete PVC to chlorine flowsheet to assess economic viability.

6.2.2	E-Waste Feed Integration

Ramaco identified a potential opportunity to increase gallium and germanium production through the addition of an electronic waste (“e-waste”) feed to be processed in the current carbo-chlorination process. Through the “Technical Opportunity Statement Gallium- and Germanium-Rich E-Waste as a Critical Mineral Feed Sweetener for Carbochlorination” dated May 2026, Ramaco has requested that Hatch determines the feasibility of processing a feed enriched with less than 3 wt.% e-waste through the current carbo-chlorination process.

Hatch recognises this as an opportunity. It is expected that all critical minerals will chlorinate in the carbo-chlorination process. However, the following should be investigated in the next phases of the project:

●	Definition of the e-waste feed composition, including organics, sulphur, copper, mercury, lead, arsenic, halides, etc. The complete composition is will be used to evaluate if additional processing steps are necessary to remove impurities to meet to emissions/waste requirements and product specifications.

●	Halides are common in e-waste and may produce acid gases. Definition of halide levels is required to determine if additional processing steps are required to remove acid gases and to determine if materials of construction as currently selected are suitable.

●	Test work on the feed blend is recommended to determine the calorific value generated from organics combustion to better understand the energy balance impact on the carbo-chlorination reactor. It may be possible that organic combustion could offset some of the reactor fuel requirement.

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●	Currently, the carbo-chlorination reactor is expected to operate with sub-stoichiometric oxygen addition which may promote volatilization of organics. Other operations that process e-waste in starved air conditions (in rotary kilns) would suggest that volatilization of organics is expected to occur. Impact of organics in the sublimation process should be investigated to determine if an after burner, or other equipment is required.

●	Assess if the addition of e-waste to the carbo-chlorination reactor could impact the ability to maintain fluidization.

●	Arsenic is reported to be in the e-waste as GaAs. Arsenic chloride may be generated in the carbo-chlorination reactor and is considered highly toxic. HAZOPs should be conducted to ensure the process and plant is safely designed for the presence of arsenic chloride.

●	Review arsenic emission limits to inform if additional process steps are required to adhere to such limits.

●	Evaluation of how to separate arsenic chloride from valuable metallic chlorides should be completed. This may require test work.

●	Mass balance should be competed to determine if current carbo-chlorination reactors and downstream equipment are appropriately sized for the increased Ga and Ge production.

●	Identify which, if any, regulations, permitting requirements, waste specifications would be applicable when processing e-waste to inform equipment selection and additional process steps if required.

●	Order of magnitude capital and operating cost estimation to assess economic viability.

6.2.3	Execution Schedule Acceleration

An opportunity to accelerate the overall project execution schedule was identified and preliminarily assessed by the project team and is presented herein for discussion purposes. The opportunity has not been subject to detailed engineering, execution planning, risk assessment, or commercial evaluation and should therefore be considered a conceptual schedule acceleration scenario rather than a fully developed execution strategy.

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This accelerated execution strategy assumes that several key engineering, procurement, and project development activities are initiated prior to Full Approval to Proceed (FID) and before all project uncertainties have been fully resolved. These early commitments are required to maintain the accelerated project schedule and to prevent long-lead activities from becoming critical path constraints.

Key early commitments include:

●	Progression of Basic Engineering/FEED to a level sufficient to support permit applications, early works design, and procurement activities.

●	Advancement of Detailed Engineering packages for site preparation, civil works, utilities, and critical process systems prior to project sanction.

●	Early release of engineering work packages to support tendering, vendor engagement, and equipment specification development.

●	Procurement of long-lead and critical equipment based on preliminary design information to secure manufacturing capacity and delivery dates.

●	Placement of early purchase orders, letters of intent, or reservation agreements for equipment with extended fabrication durations.

●	Advancement of geotechnical investigations, site characterization programs, and construction planning activities to support early works execution.

●	Mobilization of owner and EPCM resources earlier than would typically occur under a conventional stage-gated project development process.

These activities would require expenditure of capital prior to FID and may commit the project to specific design solutions before completion of detailed engineering and final commercial evaluations. Consequently, changes arising from ongoing engineering development, permitting requirements, technology optimization, constructability reviews, market conditions, or project sanction decisions could result in engineering rework, procurement changes, contract amendments, schedule disruption, or additional cost.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 6 - Project Risks and Opportunities - July 28, 2026

As a result, while early engineering and procurement commitments are essential to achieving the accelerated schedule, they increase project execution, commercial, and financial risk relative to a conventional development approach where major engineering and procurement commitments are deferred until after Full Approval to Proceed has been received.

Under this scenario, project Handover to Operations for Start-up could potentially be achieved approximately seven months earlier than the conventional execution approach, as presented in Figure 6-3.

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Ramaco Resources - Brook Mine Critical Minerals Project Initial Assessment Report - Section 6 - Project Risks and Opportunities - July 28, 2026

Figure 6-3: Opportunity to Accelerate Execution Schedule

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